EXECUTION VERSION

FIRST AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT

This FIRST AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT (this “Amendment”) is entered into as of July 9, 2020 among QUINTANA ENERGY SERVICES INC., a Delaware corporation (“Parent”), QUINTANA ENERGY SERVICES LLC, a Delaware limited liability company (“Quintana LLC”), QES MANAGEMENT LLC, a Delaware limited liability company (“QES Management”), QES DIRECTIONAL DRILLING, LLC, a Delaware limited liability company (“QES Directional Drilling”), CENTERLINE TRUCKING, LLC, a Delaware limited liability company (“Centerline”), CONSOLIDATED OWS MANAGEMENT, INC., a Delaware corporation (“Consolidated OWS”), Q DIRECTIONAL MGMT, INC., a Delaware corporation (“Q Directional”), QES PRESSURE CONTROL LLC, an Oklahoma limited liability company (“QES Pressure Control”), QES PRESSURE PUMPING LLC, a Delaware limited liability company (“QES Pressure Pumping”), QES WIRELINE LLC, a Texas limited liability company (“QES Wireline”), TWISTER DRILLING TOOLS, LLC, a Delaware limited liability company (“Twister Drilling”) and GREAT WHITE WELL CONTROL LLC, a Delaware limited liability company (“Great White” together with Parent, Quintana LLC, QES Management, QES Directional Drilling, Centerline, Consolidated OWS, Q Directional, QES Pressure Control, QES Pressure Pumping, QES Wireline and Twister Drilling, each a “Borrower” and, collectively, the “Borrowers”), the lenders party hereto (the “Lenders”) and BANK OF AMERICA, N.A. as agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Loan Agreement (as defined below).

R E C I T A L S

WHEREAS, Borrowers, Lenders and Agent are parties to that certain Loan, Security and Guaranty Agreement dated as of February 13, 2018 (as heretofore amended, supplemented or otherwise modified, the “Existing Loan Agreement”);

WHEREAS, Borrowers have requested that Agent, Issuing Banks and Required Lenders agree to modify certain terms of the Loan Agreement, and Agent, Issuing Banks and Lenders (constituting Required Lenders) have so agreed, subject to the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.    Amendments to Existing Loan Agreement.

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(a)    Effective as of the First Amendment Effective Date, the Existing Loan Agreement is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Existing Loan Agreement (and to the extent provided in Exhibit A hereto, the exhibits, schedules and appendices to the Existing Loan Agreement) attached hereto as Exhibit A hereto and made a part hereof for all purposes (the Existing Loan Agreement, as so amended, the “Loan Agreement”).
(b)    Exhibits, schedules and appendices to the Existing Loan Agreement not provided in Exhibit A hereto remain unamended as of the First Amendment Effective Date.

Section 2.    Ratifications; Representations and Warranties.

(a)    The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Existing Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Obligor, the Agent and the Lenders agree that the Loan Agreement and each of the other Loan Documents shall continue to be a legal, valid, binding and enforceable obligation of such applicable Person, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b)    Each Obligor hereby represents and warrants to the Agent and the Lenders that (a) as of the date hereof, the execution, delivery and performance of this Amendment have been authorized by all necessary corporate or limited liability company action on the part of such Obligor and do not violate the Organic Documents of such Obligor; (b) the representations and warranties contained herein are true and correct as of the date hereof and, after giving effect to this Amendment, the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (unless such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects, and/or (ii) limited to an earlier date, in which case

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such representation or warrant shall remain true and correct in all respects or in all material respects, as applicable, as of such earlier date); (c) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (d) no Obligor has amended its Organic Documents since the Closing Date other than such amendments which have been delivered to Agent and Lenders or are being so delivered concurrently herewith.

Section 3.    No Waiver or Consents. After giving effect to this Amendment, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and no waiver of any Default or Event of Default shall be or be deemed extended hereunder.

Section 4.    Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions precedent (the “First Amendment Effective Date”):

(a)The Agent shall have received this Amendment, duly authorized, executed and delivered by each Borrower and the Required Lenders, and, in the event that Exhibit A hereto includes a modification to the definition of “Letter of Credit Subline”, each Issuing Bank;

(b)The Borrowers shall have paid all other accrued and unpaid fees and expenses of the Agent and the Lenders as required by Section 3.4 of the Loan Agreement (including, without limitation, the fees and expenses of outside counsel) to the extent invoiced two (2) Business Days prior to the First Amendment Effective Date;

(c)After giving effect to this Amendment, no Default or Event of Default exists; and

(d)After giving effect to this Amendment, the representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects as of the date hereof (unless such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects, and/or (ii) limited to an earlier date, in which case such representation or warrant shall remain true and correct in all respects or in all material respects, as applicable, as of such earlier date).

Section 5.    General Provisions.

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(a)Each of the Loan Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, after giving effect to this Amendment, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

(b)Any provision of this Amendment held by a court of competent jurisdiction or Applicable Law to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(c)This Amendment shall constitute a Loan Document and is binding upon and shall inure to the benefit of the Agent, the Lenders, the Issuing Banks and each Borrower and their respective successors and assigns, except that no Obligor may assign or transfer any of its rights or obligations hereunder except as permitted by Section 13.1 of the Loan Agreement.

(d)This Amendment may be in the form of an Electronic Record (as defined in 15 USC §7006, as it may be amended from time to time) and may be executed using Electronic Signatures (as defined in 15 USC §7006, as it may be amended from time to time) (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Lender of a manually signed paper communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention.

(e)THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

(f)Except as expressly provided in this Amendment and after giving effect to this Amendment, (i) the Loan Agreement shall continue in full force and effect and (ii) the

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terms and conditions of the Loan Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction. The Lenders party hereto hereby direct and instruct Agent to execute and deliver this Amendment and all documents to be executed in connection herewith, and to induce Agent to execute and deliver this Amendment and the other applicable documents, each Lender party hereto ratifies and confirms its obligations under, and the immunities and exculpatory provisions accruing to Agent under, the terms of the Loan Agreement and the other Loan Documents and agrees that, as of the date hereof, such obligations, immunities and other provisions are without setoff, counterclaim, defense or recoupment. Time is of the essence for this Amendment and each provision hereof.
(g)Each Obligor hereby agrees that all Liens and security interests securing payment of the Obligations under the Loan Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations.
(h)This Amendment constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Loan Agreement.
(i)The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents.
(j)Each Obligor, on behalf of itself and its respective agents, representatives, officers, directors, advisors, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee (as hereinafter defined) from any and all claims, demands or causes of action of any kind or nature (collectively, the “Claims”), that such Releasor now has, whether known or unknown, whether arising at law or in equity, against any or all of any Agent or any or all of the Lenders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, agents, and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to or otherwise are in connection with the Obligations, Loan Agreement and/or

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any other Loan Document, or the transactions contemplated thereby; provided, however, such release shall not (i) apply to any Claims arising from such Releasee’s gross negligence or willful misconduct, or (ii) constitute a waiver by any Obligor of its defenses to any claim for indemnification or expense reimbursement asserted by Agent or Lenders under or in connection with the Loan Agreement or any Loan Document. It is the intention of each Obligor in providing this release that the same shall be effective as a bar to each and every Claim specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under any Applicable Law. The provisions of this Section shall survive the termination of this Amendment, the Loan Agreement, the other Loan Documents and payment in full of the Obligations.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWERS: QUINTANA ENERGY SERVICES INC. QES MANAGEMENT LLC QUINTANA ENERGY SERVICES LLC By: /s/ Keefer M. Lehner Name: Keefer M. Lehner Title: Executive Vice President and Chief Financial Officer
QES DIRECTIONAL DRILLING, LLC

CENTERLINE TRUCKING, LLC
CONSOLIDATED OWS MANAGEMENT, INC.
Q DIRECTIONAL MGMT, INC.
QES PRESSURE CONTROL LLC
QES PRESSURE PUMPING LLC
QES WIRELINE LLC
TWISTER DRILLING TOOLS, LLC
GREAT WHITE WELL CONTROL LLC

By: Keefer M. Lehner
Name: Keefer M. Lehner
Title: Vice President

BANK OF AMERICA, N.A. as Agent, an Issuing Bank and a Lender
By: /s/ Terrance O. McKinney Name: Terrance O. McKinney Title: Senior Vice President

ZIONS BANCORPORATION N.A.,
dba AMEGY BANK
as a Lender and as an Issuing Bank

By: /s/ Brad Ellis
Name: Brad Ellis
Title: Senior Vice President

CITIBANK, N.A.,
as a Lender and as an Issuing Bank

By: /s/ Jeff P. Royston
Name: Jeff P. Royston
Title: Senior Vice President

BARCLAYS BANK PLC,
as a Lender and as an Issuing Bank

By: /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

Exhibit A
Conformed Loan Agreement
[See attached].

Conformed through ~~Joinder 11/16/18~~First Amendment Effective Date (as defined herein)

LOAN, SECURITY AND GUARANTY AGREEMENT

Dated as of February 13, 2018

______________________________________________________________________________

QUINTANA ENERGY SERVICES INC.,

QUINTANA ENERGY SERVICES LLC

and

EACH PERSON JOINED HERETO AS A BORROWER FROM TIME TO TIME,

as Borrowers
______________________________________________________________________________

BANK OF AMERICA, N.A.,

as Agent, Joint Lead Arranger and Sole Bookrunner,

~~ZB,~~ZIONS BANCORPORATION N.A. DBA AMEGY BANK,

as Joint Lead Arranger, and

CITIBANK, N.A.,

as Joint Lead Arranger

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TABLE OF CONTENTS
Page

Section 1.	DEFINITIONS; RULES OF CONSTRUCTION 1
1.1.    Definitions    1
1.2.    Accounting Terms    ~~33~~35
1.3.    Uniform Commercial Code    ~~34~~35
1.4.    Certain Matters of Construction    ~~34~~35
1.5.    Currency Equivalents.    ~~34~~36
1.6.    Pro Forma Calculations.    ~~35~~37

Section 2.	CREDIT FACILITIES ~~35~~37
2.1.    Revolver Commitment.    ~~36~~37
2.2.    [Reserved].    ~~37~~39
2.3.    Letter of Credit Facility.    ~~37~~39

Section 3.	INTEREST, FEES AND CHARGES ~~40~~42
3.1.    Interest.    ~~40~~42
3.2.    Fees.    ~~41~~43
3.3.    Computation of Interest, Fees, Yield Protection    ~~42~~43
3.4.    Reimbursement Obligations    ~~42~~44

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3.5.    Illegality    ~~42~~44
3.6.    Inability to Determine Rates    ~~43~~44
3.7.    Increased Costs; Capital Adequacy    ~~43~~47
3.8.    Mitigation    ~~44~~48
3.9.    Funding Losses    ~~44~~48
3.10.    Maximum Interest    ~~44~~49

Section 4.	LOAN ADMINISTRATION ~~45~~49
4.1.    Manner of Borrowing and Funding Revolver Loans    ~~45~~49
4.2.    Defaulting Lender    ~~46~~50
4.3.    Number and Amount of LIBOR Loans; Determination of Rate    ~~47~~51
4.4.    Borrower Agent    ~~47~~51
4.5.    One Obligation    ~~47~~51
4.6.    Effect of Termination    ~~47~~51

Section 5.	PAYMENTS ~~48~~52
5.1.    General Payment Provisions    ~~48~~52
5.2.    Repayment of Revolver Loans    ~~48~~52
5.3.    [Reserved]    ~~48~~52
5.4.    Payment of Other Obligations    ~~48~~52

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5.5.    Marshaling; Payments Set Aside    ~~48~~52
5.6.    Application and Allocation of Payments    ~~48~~52
5.7.    Dominion Account    ~~49~~54
5.8.    Account Stated    ~~49~~54
5.9.    Taxes    ~~50~~54
5.10.    Lender Tax Information    ~~51~~56
5.11.    Guarantees; Joint and Several Liability of Obligors    ~~53~~57

Section 6.	CONDITIONS PRECEDENT ~~55~~59
6.1.    Conditions Precedent to Closing Date    ~~55~~59
6.2.    Conditions Precedent to All Credit Extensions    ~~57~~61

Section 7.	COLLATERAL ~~57~~61
7.1.    Grant of Security Interest    ~~57~~61
7.2.    Lien on Deposit Accounts; Cash Collateral    ~~58~~62
7.3.    [Reserved]    ~~58~~63
7.4.    Other Collateral    ~~58~~63
7.5.    Limitations    ~~59~~63
7.6.    Further Assurances    ~~59~~63

Section 8.	COLLATERAL ADMINISTRATION ~~59~~63

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8.1.    Borrowing Base Reports    ~~59~~63
8.2.    Accounts.    ~~59~~63
8.3.    Inventory.    ~~60~~64
8.4.    Equipment.    ~~61~~65
8.5.    Deposit Accounts    ~~61~~65
8.6.    General Provisions.    ~~61~~65
8.7.    Power of Attorney    ~~63~~67

Section 9.	REPRESENTATIONS AND WARRANTIES ~~63~~67
9.1.    General Representations and Warranties    ~~63~~67
9.2.    Complete Disclosure    ~~68~~72

Section 10.	COVENANTS AND CONTINUING AGREEMENTS ~~68~~73
10.1.    Affirmative Covenants    ~~68~~73
10.2.    Negative Covenants    ~~73~~78
10.3.    Fixed Charge Coverage Ratio    ~~79~~84

Section 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT ~~80~~84
11.1.    Events of Default    ~~80~~84
11.2.    Remedies upon Default    ~~81~~86
11.3.    License    ~~82~~86

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11.4.    Setoff    ~~82~~87
11.5.    Remedies Cumulative; No Waiver    ~~82~~87

Section 12.	AGENT ~~83~~87
12.1.    Appointment, Authority and Duties of Agent    ~~83~~87
12.2.    Agreements Regarding Collateral and Borrower Materials.    ~~84~~88
12.3.    Reliance By Agent    ~~85~~89
12.4.    Action Upon Default    ~~85~~89
12.5.    Ratable Sharing    ~~85~~89
12.6.    Indemnification    ~~85~~89
12.7.    Limitation on Responsibilities of Agent    ~~85~~90
12.8.    Successor Agent and Co-Agents    ~~86~~90
12.9.    Due Diligence and Non-Reliance    ~~86~~91
12.10.    Remittance of Payments and Collections    ~~87~~91
12.11.    Individual Capacities    ~~87~~92
12.12.    Titles    ~~87~~92
12.13.    Bank Product Providers    ~~88~~92
12.14.    No Third Party Beneficiaries    ~~88~~92

Section 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS ~~88~~92

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13.1.    Successors and Assigns    ~~88~~92
13.2.    Participations    ~~88~~92
13.3.    Assignments    ~~89~~93
13.4.    Replacement of Certain Lenders    ~~90~~94

Section 14.	MISCELLANEOUS ~~90~~94
14.1.    Consents, Amendments and Waivers    ~~90~~94
14.2.    Indemnity    ~~91~~95
14.3.    Notices and Communications    ~~91~~96
14.4.    Performance of Obligors’ Obligations    ~~92~~97
14.5.    Credit Inquiries    ~~93~~97
14.6.    Severability    ~~93~~97
14.7.    Cumulative Effect; Conflict of Terms    ~~93~~97
14.8.    Counterparts; Execution    ~~93~~97
14.9.    Entire Agreement    ~~93~~98
14.10.    Relationship with Lenders    ~~93~~98
14.11.    No Advisory or Fiduciary Responsibility    ~~93~~98
14.12.    Confidentiality    ~~94~~98
14.13.    [Reserved]    ~~94~~99

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14.14.    GOVERNING LAW    ~~94~~99
14.15.    Consent to Forum; Bail-In of EEA Financial Institutions    ~~94~~99
14.16.    Waivers by Obligors    ~~95~~100
14.17.    Patriot Act Notice    ~~96~~100
14.18.    NO ORAL AGREEMENT    ~~96~~100
14.19.    Acknowledgement Regarding Any Supported QFCs    100

LIST OF EXHIBITS AND SCHEDULES
Exhibit A    Assignment
Exhibit B    Assignment Notice
Schedule 1.1        Commitments of Lenders
Schedule 1.2        Existing Letters of Credit
Schedule 8.5        Deposit Accounts
Schedule 8.6.1        Business Locations
Schedule 9.1.4        Names and Capital Structure
Schedule 9.1.11        Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14        Environmental Matters
Schedule 9.1.15        Restrictive Agreements
Schedule 9.1.16        Litigation and Commercial Tort Claims
Schedule 9.1.18        Pension Plans
Schedule 9.1.20        Labor Contracts
Schedule 10.1.9        Unrestricted Subsidiaries
Schedule 10.2.1(y)    Existing Debt
Schedule 10.2.2        Existing Liens
Schedule 10.2.5        Existing Investments
Schedule 10.2.6        Certain Permitted Dispositions of Assets
Schedule 10.2.17    Existing Affiliate Transactions

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LOAN, SECURITY AND GUARANTY AGREEMENT
THIS LOAN, SECURITY AND GUARANTY AGREEMENT is dated as of February 13, 2018, among QUINTANA ENERGY SERVICES INC., a Delaware corporation (“Parent”), QUINTANA ENERGY SERVICES LLC, a Delaware limited liability company (“Quintana LP”), each other Person named on the signature pages hereto as a Borrower or joined hereto as a Borrower from time to time (together with Parent and Quintana LP, collectively, “Borrowers”, and individually, each a “Borrower”), the other Obligors party to this Agreement from time to time, the financial institutions party to this Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, “Agent”).

R E C I T A L S:

WHEREAS, Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise and Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement;
WHEREAS, Borrowers have agreed to secure all of their Obligations by granting to Agent, for the benefit of the Secured Parties, a Lien on certain of their assets in accordance with the terms and conditions of this Agreement; and
WHEREAS, Guarantors from time to time party hereto have agreed to guarantee the Obligations of Borrowers hereunder and to secure their respective Obligations by granting to Agent, for the benefit of the Secured Parties, a Lien on certain of their assets in accordance with the terms and conditions of this Agreement;
NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
Section 1.DEFINITIONS; RULES OF CONSTRUCTION
1.1.    Definitions. As used herein, the following terms have the meanings set forth below:
Accounts Formula Amount: (a) 85% of the Value of Eligible Billed Accounts plus (b) 75% of the Value of Eligible Unbilled Accounts, provided that the amount in this clause (b) shall not exceed 25% of the Borrowing Base.
Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person or (b) record or beneficial ownership of more than 50% of the Equity Interests of a Person (whether through purchase, merger, consolidation or combination).
Adjusted EBITDA: for any period the sum of (i) EBITDA, plus (ii) the following to the extent deducted in the calculation of net income (or loss) of Parent on a Consolidated Basis for such period (without duplication):
(A) all amounts incurred and payable for all fees, commissions and charges under this Agreement and the other Loan Documents and with respect to any Loan, or other Borrowed Money, including any amendment, modification, or supplement hereof or thereof; plus
(B) all non-cash charges, losses or expenses; plus

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(C) [Reserved]; plus
(D) an amount equal to the sum of cash dividends received by an Obligor in the ordinary course of business from an Unrestricted Subsidiary which are made with cash from the operating cash flow of such Unrestricted Subsidiary, less (to the extent not deducted in the calculation of net income (or loss) of Parent on a Consolidated Basis) the amount of Investments in or repayments of Debt to such Unrestricted Subsidiary; plus
(E) all non-capitalized fees and expenses paid in connection with the consummation of any Qualified IPO, in each case, as evidenced by supporting documentation as Agent may require in its Permitted Discretion; plus
(F) non-cash losses (or minus non-cash gains) arising from the sale of capital assets, plus
(G) [Reserved]; plus
(H) reasonable and customary fees, expenses, premiums and other charges in connection with the issuance or repayment of Debt, the issuance of Equity Interests (including the Qualified IPO) or any refinancing transaction, amendment or other modification of any debt instrument, the making of any Investment, or any non-ordinary course asset sale, in each case whether or not consummated; plus
(I) any non-cash losses (or minus any non-cash gains) resulting from mark to market accounting of Hedging Agreements; plus
(J) the amount of “run-rate” cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Borrower Agent in good faith to be realized, as a result of actions taken or expected to be taken, within 12 months of the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (1) such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies are reasonably identifiable and factually supportable, (2) no cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies may be added pursuant to this subclause (J) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing consolidated net income or included (i.e., added back) in computing Adjusted EBITDA for such period, (3) such adjustments may be incremental to (but not duplicative of) pro forma adjustments made pursuant to Section 1.6 and (4) the aggregate amount of cost savings, operating expense reductions and cost saving synergies added pursuant to this subclause (J) together with any amounts added pursuant to subclause (K) below shall not exceed, for any Measurement Period, (A) the greater of (a) $4,000,000 and (b) the lesser of (x) $35,000,000 and (y) 15.0% of Adjusted EBITDA for such Measurement Period (prior to giving effect to the addbacks pursuant to this subclause (J) and subclause (K) below) plus (B) the amount of any such cost savings, operating expense reductions, restructuring charges and expenses and cost-savings synergies that would be permitted to be included in financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933 during such Measurement Period; plus
(K) the amount of any restructuring charge or reserve, integration cost or other business optimization expense, retention, non-recurring charges or expenses, severance costs, recruiting, relocation and signing bonuses and expenses, systems establishment costs, costs associated with office and facilities opening, closing and consolidating, transaction fees and expenses provided that the amounts added pursuant to this clause subclause (K) together with any amounts added pursuant to subclause (J) above shall not exceed, in any Measurement Period, (A) the greater of (a) $4,000,000 and (b) the lesser of (x) $35,000,000 and (y) 15.0% of Adjusted EBITDA for such Measurement Period (prior to giving effect to the addbacks pursuant to this

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subclause (K) and subclause (J) above) plus (B) the amount of any such restructuring charge or reserve, integration cost or other business optimization expense that would be permitted to be included in financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933 during such Measurement Period; plus
(L) any proceeds from business interruption insurance received by the Obligors during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing net income and such losses were not previously or concurrently excluded from the calculation of EBITDA; plus
(M) any costs or expense incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; plus
(N) acquisition, integration and divestiture costs, and costs and expenses incurred by any Obligor in connection with the acquisition, deployment or opening of any new hydraulic fracturing spread and related equipment or similar charges in an aggregate amount not to exceed $5,000,000 per Measurement Period; plus
(O) one time litigation costs and expenses of an Obligor in an aggregate amount not to exceed $2,500,000 to the extent such costs and expenses are incurred in connection with the litigation described on Schedule 9.1.16 hereto as of the Closing Date (excluding, for the avoidance of doubt, any Commercial Tort Claims of an Obligor described therein); plus
(P) such other adjustments as may be agreed to by Required Lenders.
Affected Financial Institution: (a) any EEA Financial Institution or (b) any UK Financial Institution.
Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.
Agent: as defined in the preamble and shall include its successors and assigns.
Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.
Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.
Agreement: this Loan, Security and Guaranty Agreement, as the same may be amended, restated, joined, extended, supplemented and/or otherwise modified from time to time.
Agreement Currency: as defined in Section 1.5.
Allocable Amount: as defined in Section 5.11.3(b).
Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

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Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities, in each case having the force of law.
Applicable Margin: the margin set forth below, as determined by the average daily Availability for the most recently ended Fiscal Quarter:

Level	Average Daily Availability, as a percentage of the aggregate Revolver Commitments	Base Rate Revolver Loans	LIBOR Revolver Loans
I	> 50%	~~1.50%~~2.00%	~~2.50%~~3.00%
II	≤ 50% > 25%	~~1.75%~~2.25%	~~2.75%~~3.25%
III	< 25%	~~2.00%~~2.50%	~~3.00%~~3.50%

Until July 1, 2018, margins shall be determined as if Level II were applicable. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end. If Agent is unable to calculate average daily Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level II were applicable until the first day of the calendar month following its receipt.
Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities.
Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including any disposition in connection with a sale-leaseback transaction or synthetic lease.
Assignment: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise satisfactory to Agent.
Availability: the Borrowing Base minus Revolver Usage.
Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (e) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time; provided that unless an Event of Default exists and is continuing (in which case no notice shall be required and any changes shall take effect immediately), no change in respect of a new category of reserves shall take effect until the third (3rd) Business Day following delivery by Agent of written notification to Borrower Agent of such new category (during which period Agent shall be available to discuss any such proposed new reserve category with the Borrowers and Borrowers may take such action as may be required to eliminate the event, condition or matter that is the basis for such new category).
Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~ Financial Institution.

Quintana – Loan, Security and Guaranty Agreement
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EXECUTION VERSION

Bail-In Legislation: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.
Bank Product: any of the following products or services extended to an Obligor by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements (i) at the time when such Person who enters into a Hedging Agreement with an Obligor not prohibited under this Agreement is a Lender or an Affiliate of a Lender, or (ii) at the time such Person becomes a Lender, is a party to such Hedging Agreement with an Obligor not prohibited under this Agreement, in each case, in its capacity as a party to such Hedging Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Hedging Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Hedging Agreement shall be deemed a Bank Product only through the stated termination date (without extension or renewal) of such Hedging Agreement; (c) commercial credit card and merchant card services; and (d) other banking products or services, other than Letters of Credit.
Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion with respect to Secured Bank Product Obligations.
Bankruptcy Code: Title 11 of the United States Code.
Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as of such day, plus 1.0%. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.6 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
Base Rate Loan: any Loan that bears interest based on the Base Rate.
Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.
Beneficial Ownership Certification: the certification regarding beneficial ownership most recently delivered to the Agent as and to the extent required by the Beneficial Ownership Regulation.
Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.
BHC Act Affiliate: an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
Board of Governors: the Board of Governors of the Federal Reserve System.
Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued

Quintana – Loan, Security and Guaranty Agreement
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EXECUTION VERSION

or assumed as full or partial payment for Property; (b) Capital Leases; (c) letter of credit reimbursement obligations; (d) Term Debt , if any, and (e) guaranties of any of the foregoing owing by another Person.
Borrower Agent: as defined in Section 4.4.
Borrower Materials: Borrowing Base Reports, Compliance Certificates and other information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided by Agent to Lenders.
Borrowers: as defined in the preamble. At the request of the Borrower Agent and with the consent of Agent, any Restricted Subsidiary of the Parent that is a Domestic Subsidiary may be designated as a Borrower, subject to (a) executing and delivering a joinder agreement to this Agreement and such other documents as Agent reasonably requests in which case such Borrower shall be jointly and severally liable with the other Borrowers for all Obligations under this Agreement and (b) the Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer”, anti-corruption laws and Anti-Terrorism Laws requested by the Lenders.
Borrowing: a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.
Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate Revolver Commitments; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, minus the Availability Reserve.
Borrowing Base Report: a report setting forth the calculation of the Borrowing Base, in form and substance satisfactory to Agent in its Permitted Discretion.
Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina or Texas, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted in the London interbank market.
Capital Expenditures: all liabilities incurred or expenditures made by an Obligor for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.
Capital Lease: any lease required to be capitalized for financial reporting purposes in accordance with GAAP.
Captive Insurance Subsidiary: any Restricted Subsidiary that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).
Cash Collateral: cash delivered to Agent to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.
Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

Quintana – Loan, Security and Guaranty Agreement
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EXECUTION VERSION

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the U.S. government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.
Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).
CFC: a “controlled foreign corporation” within the meaning of Section 957 of the Code.
Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.
Change of Control: (a) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all Obligors other than as a result of a transaction permitted under this Agreement pursuant to which 100% of the Equity Interests of such Obligor are sold or otherwise transferred; (b) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Sponsor, acquires directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d3 under the Exchange Act, or any successor provision), directly or indirectly more than 35% of the total voting power of the voting Equity Interests of the Parent; (c) during any period of 24 consecutive months, a majority of the members of the board of directors of the Parent shall cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board; or (d) the sale or transfer of all or substantially all assets of an Obligor, except to another Obligor or other than as a result of a transaction permitted under this Agreement.

Quintana – Loan, Security and Guaranty Agreement
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EXECUTION VERSION

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees (limited to one (1) lead counsel for Agent and Lenders, one (1) additional local counsel in each applicable jurisdiction and solely in the case of a conflict of interest, one (1) additional counsel to Agent and the affected Lenders) and Extraordinary Expenses) at any time (including after Full Payment or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.
Closing Date: as defined in Section 6.1.
Code: the Internal Revenue Code of 1986.
Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations, in each case, other than Excluded Property.
Commitment: for any Lender, the aggregate amount of such Lender’s Revolver Commitment. “Commitments” means the aggregate amount of all Revolver Commitments.
Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4(a); or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.
Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
Compliance Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrower Agent certifies compliance with Section 10.3 (whether or not a Covenant Trigger Period is in effect).
Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.
Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Quintana – Loan, Security and Guaranty Agreement
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EXECUTION VERSION

Covenant Trigger Period: the period (a) commencing on any day that (i) Availability is less than the greater of (x) $~~9,300,000~~5,000,000 and (y) 15% of the Borrowing Base and (b) continuing until, during each of the preceding 30 consecutive days, Availability has been more than the greater of (x) $~~9,300,000~~5,000,000 and (y) 15% of the Borrowing Base. The termination of a Covenant Trigger Period as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Covenant Trigger Period in the event that the conditions set forth in this definition again arise.
Covered Entity: any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).
Debt: as applied to any Person, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, but excluding (i) trade payables and accrued obligations incurred and being paid in the Ordinary Course of Business and (ii) trade payables and accrued obligations which are (A) outstanding for not more than 90 days past due or (B) being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor; (c) all Contingent Obligations; (d) all reimbursement obligations in connection with letters of credit issued for the account of such person; (e) all obligations of such Person evidenced by bonds, debentures, notes, credit documents or similar instruments, including obligations so incurred in connection with the acquisition of Property, assets or businesses; (f) all Capital Leases; and (g) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.
Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.
Default Right: the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Quintana – Loan, Security and Guaranty Agreement
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EXECUTION VERSION

Deposit Account Control Agreement: control agreement satisfactory to Agent in its Permitted Discretion executed by an institution maintaining a Deposit Account (other than an Excluded Account) for an Obligor, to perfect Agent’s Lien on such account.
Designated Jurisdiction: a country or territory that is the subject of a Sanction.
Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest; provided that in no event shall a “Distribution” include (a) the cashless exercise of options, (b) the retirement of fractional shares, (c) repurchases of Equity Interests deemed to occur in connection with the surrender of shares of Equity Interests to satisfy tax withholding obligations or (d) the cashless exercise of warrants.
Dollars: lawful money of the United States.
Domestic Subsidiary: any Restricted Subsidiary incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.
Dominion Account: a special account established by Obligors at Bank of America or another bank acceptable to Agent, over which Agent has exclusive Control (as defined in the UCC).
Dominion Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability is less than the greater of (x) $~~9,300,000~~5,000,000 and (y) 15% of the Borrowing Base, in either case (with respect to this clause (ii)) for 3 consecutive Business Days; and (b) continuing until, during each of the preceding 30 consecutive days, no Event of Default has existed and Availability has been more than the greater of (x) $~~9,300,000~~5,000,000 and (y) 15% of the Borrowing Base. The termination of a Dominion Trigger Period as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Dominion Trigger Period in the event that the conditions set forth in this definition again arise.
EBITDA: for any period with respect to Parent on a Consolidated Basis, the sum of (a) net income (or loss) for such period (excluding extraordinary gains and losses determined in accordance with GAAP), plus (b) all interest expense for such period, plus (c) all charges against income for such period for federal, state and local taxes, plus (d) depreciation expenses for such period, plus (e) amortization expenses for such period.
EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.
EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.
EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
Eligible Assignee: (a) a Lender, Affiliate of a Lender or Approved Fund; (b) an assignee approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within ten days after notice of the proposed assignment) and Agent; or (c) during an Event of Default, any Person acceptable to Agent in its Permitted Discretion.

Quintana – Loan, Security and Guaranty Agreement
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EXECUTION VERSION

Eligible Billed Account: with respect to each Obligor, each Account (subject to the requirements of this definition) of such Obligor arising in the Ordinary Course of Business that is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Liens), and is evidenced by an invoice or other documentary evidence satisfactory to Agent in its Permitted Discretion. In addition, no Account shall be an Eligible Billed Account if:
(a)    it arises out of a sale made by any Obligor to an Affiliate of any Obligor or to a Person controlled by an Affiliate of any Obligor;
(b)    it is due and unpaid more than sixty (60) days after the due date or ninety (90) days after the original invoice date;
(c)    50% or more of the Accounts from a referenced Account Debtor are deemed ineligible hereunder;
(d)    any representation or warranty contained in this Agreement with respect to such Account has been breached in any material respect, or any covenant contained in this Agreement with respect to such Accounts has been breached and the resultant Event of Default has not been waived;
(e)    the Account Debtor shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case or proceeding under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing (provided, that solely to the extent approved by Agent in its sole discretion, so long as an order exists permitting payment of trade creditors specifically with respect to such Account Debtor and such Account Debtor has obtained adequate post-petition financing to pay such Accounts, the Accounts of such Account Debtor shall not be deemed ineligible under the provisions of this clause to the extent the order permitting such financing allows the payment of the applicable Account);
(f)    the sale is to an Account Debtor located outside the United States of America or Canada, unless the sale is on letter of credit, guaranty or acceptance terms acceptable to Agent in its Permitted Discretion;
(g)    the sale to Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper with respect to which Agent does not have a perfected first priority security interest (subject to Permitted Liens that are junior in priority);
(h)    the Account Debtor is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) and any other steps necessary to perfect the Lien of the Agent in such Account and to confirm enforceability by Agent have been complied with to the Agent’s satisfaction;

Quintana – Loan, Security and Guaranty Agreement
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(i)    the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Obligor or accepted by the Account Debtor or the Account otherwise does not represent a final sale;
(j)    the Accounts of the Account Debtor exceed a credit limit determined by Agent, in its Permitted Discretion and reasonably taking into account the credit and financial circumstances of the Account Debtor, to the extent such Account exceeds such limit;
(k)    the Account is subject to any offset, deduction, defense, dispute, or counterclaim (to the extent of such offset, deduction, defense, dispute or counterclaim), or the Account Debtor is also a creditor or supplier of an Obligor (to the extent of any amounts owed by such Borrower to such Account Debtor as a creditor or supplier), or the obligations of the Account Debtor to make payment with respect to such Account is otherwise contingent, unliquidated or unfixed (but only to the extent of such contingency);
(l)    the applicable Obligor has made any agreement with the applicable Account Debtor for any deduction therefrom for prompt payment, except for (x) discounts or allowances made in the Ordinary Course of Business, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto or (y) any such deduction, only to the extent the maximum potential amount of such deduction against the applicable Account is reflected in the calculation of the Borrowing Base;
(m)    any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;
(n)    such Account is payable by an Obligor;
(o)    such Account is not otherwise satisfactory to Agent as determined by Agent in the exercise of its Permitted Discretion; or
(p)    when aggregated with other Accounts owing by any such Account Debtor, it exceeds (i) with respect to the Eligible Billed Accounts and Eligible Unbilled Accounts of EOG Resources, Inc. or its Affiliates, 35% or (ii) with respect to any Eligible Billed Accounts and Eligible Unbilled Accounts other than pursuant to the foregoing clause (i), 20%, in either case of the aggregate Eligible Billed Accounts and Eligible Unbilled Accounts; provided that, any such Account shall only be excluded to the extent of such excess.
Eligible Inventory: with respect to each Obligor, Inventory (subject to the requirements of this definition) of such Obligor arising in the Ordinary Course of Business that is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Liens). Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods, work-in-process or raw materials, and not packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority in all material respects, has not been acquired from a Person subject to any Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien (other than Permitted Liens that are junior in priority); (h) is within the continental United States or Canada, is not in transit except between locations of Obligors and is not consigned to any Person; (i) is not subject

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to any warehouse receipt or negotiable Document except to the extent Agent’s security interest in such warehouse receipt or negotiable Document is perfected; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established and (l) such Inventory is not otherwise unsatisfactory to Agent as determined by Agent in the exercise of its Permitted Discretion.
Eligible Unbilled Accounts: with respect to each Obligor, each Account (other than Eligible Billed Accounts and subject to the requirements of this definition) of such Obligor arising in the Ordinary Course of Business that is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Liens), and is evidenced by an invoice or other documentary evidence satisfactory to Agent in its Permitted Discretion. In addition, no Account shall be an Eligible Unbilled Account if:
(a)    it arises out of a sale made by any Obligor to an Affiliate of any Obligor or to a Person controlled by an Affiliate of any Obligor;
(b)    more than thirty (30) days have elapsed from the date on which the goods or services to which such Account related was delivered or performed;
(c)    50% or more of the Accounts from a referenced Account Debtor are deemed ineligible hereunder;
(d)    any representation or warranty contained in this Agreement with respect to such Account has been breached in any material respect, or any covenant contained in this Agreement with respect to such Accounts has been breached and the resultant Event of Default has not been waived;
(e)    the Account Debtor shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case or proceeding under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing (provided, that solely to the extent approved by Agent in its sole discretion, so long as an order exists permitting payment of trade creditors specifically with respect to such Account Debtor and such Account Debtor has obtained adequate post-petition financing to pay such Accounts, the Accounts of such Account Debtor shall not be deemed ineligible under the provisions of this clause to the extent the order permitting such financing allows the payment of the applicable Account);
(f)    the sale is to an Account Debtor located outside the United States of America or Canada, unless the sale is on letter of credit, guaranty or acceptance terms acceptable to Agent in its Permitted Discretion;
(g)    the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper with respect to which Agent does not have a perfected first priority security interest (subject to Permitted Liens);

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(h)    Agent believes, in its Permitted Discretion, that collection of such Account is insecure or that such Account may not be paid, in either case by reason of the Account Debtor's financial inability to pay;
(i)    the Account Debtor is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) and any other steps necessary to perfect the Lien of the Agent and to confirm the enforceability of the Agent in such Account have been complied with to the Agent’s satisfaction;
(j)    the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Obligor or accepted by the Account Debtor or the Account otherwise does not represent a final sale;
(k)    the Accounts of the Account Debtor exceed a credit limit determined by Agent, in its Permitted Discretion and reasonably taking into account the credit and financial circumstances of the Account Debtor, to the extent such Account exceeds such limit;
(1)    the Account is subject to any offset, deduction, defense, dispute, or counterclaim (to the extent of such offset, deduction, defense, dispute or counterclaim), or the Account Debtor is also a creditor or supplier of an Obligor (to the extent of any amounts owed by such Borrower to such Account Debtor as a creditor or supplier), or the obligations of the Account Debtor to make payment with respect to such Account is otherwise contingent, unliquidated or unfixed (but only to the extent of such contingency);
(m)    the applicable Obligor has made any agreement with the applicable Account Debtor for any deduction therefrom for prompt payment, except for (x) discounts or allowances made in the Ordinary Course of Business, all of which discounts or allowances are reflected in the calculation of the amount of the applicable Account related thereto or (y) any such deduction, only to the extent the maximum potential amount of such deduction against the applicable Account is reflected in the calculation of the Borrowing Base;
(n)    any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;
(o)    such Account is payable by an Obligor;
(p)    such Account is not otherwise satisfactory to Agent as determined by Agent in the exercise of its Permitted Discretion; or
(q)    when aggregated with other Accounts owing by any such Account Debtor, it exceeds (i) with respect to the Eligible Billed Accounts and Eligible Unbilled Accounts of EOG Resources, Inc. or its Affiliates, 35% or (ii) with respect to any Eligible Billed Accounts and Eligible Unbilled Accounts other than pursuant to the foregoing clause (i), 20%, in either case of the aggregate Eligible Billed Accounts and Eligible Unbilled Accounts; provided that, any such Account shall only be excluded to the extent of such excess.
Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

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Environmental Laws: Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health (with respect to exposure to hazardous substances or wastes, but excluding occupational safety and health to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA or to the conditions of the workplace, or any emission or substance capable of causing harm to any living organism or the environment.
Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.
Environmental Release: a release as defined in CERCLA or under any other Environmental Law.
Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.
ERISA: the Employee Retirement Income Security Act of 1974.
ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan; (d) filing of a notice of intent to terminate, treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.
EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.
Event of Default: as defined in Section 11.1.
Exchange Act: the Securities Exchange Act of 1934, as amended.
Excluded Account: (i) any Deposit Account used exclusively for payroll, trust, petty cash, payroll taxes or employee benefits, (ii) Deposit Accounts used exclusively as disbursement accounts and (iii) any Deposit Account with a balance of less than $250,000 at any time and the aggregate balance of all such Deposit Accounts does not exceed $2,000,000 at any time.
Excluded Property: each of the following: (a) Real Estate, (b) fixtures, (c) Equity Interests of any Excluded Subsidiary or Unrestricted Subsidiary, (d) Equity Interests of (i) any Foreign Subsidiary and (ii)

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any Domestic Subsidiary that has no material assets other than the stock or indebtedness of one or more Foreign Subsidiaries that are CFCs, in each case, in excess of 65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding non-voting Equity Interests in any such Person, (e) any lease, license, contract or agreement to which any Obligor is a party, and any of its rights or interests thereunder and any joint venture or minority Equity Interests, in each case, if and to the extent that a security interest therein (x) is prohibited by or in violation of any Applicable Law, (y) would give any other party the right to terminate its obligations thereunder or (z) is prohibited by or in violation of a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such Applicable Law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity) provided, however, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (x), (y) or (z) above, provided, further, that Excluded Property shall not include any proceeds of any such lease, license, contract, property, equipment or agreement or any goodwill of Obligors’ business associated therewith or attributable thereto, (f) Excluded Accounts, (g) all motor vehicles and other assets subject to a certificate of title the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction, (h) Property (and proceeds thereof) owned by any Obligor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capital Lease permitted to be incurred pursuant to this Agreement, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease) validly prohibits the creation of any other Lien on such Property (and, in the case of Property hereafter acquired, so long as such prohibition was not entered into in contemplation of such acquisition), (i) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Obligor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral, (j) any property or assets to the extent that such grant of a security interest is prohibited by any Applicable Law or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law, (k) cash collateral that is the subject of a deposit or pledge constituting a Permitted Lien, but only to the extent the agreements governing such deposit or pledge prohibit the existence of a Lien therein in favor of the Agent, (l) Margin Stock or (m) Property in circumstances where the Agent determines in its Permitted Discretion that the cost of obtaining or perfecting a security interest in such Property is excessive in relation to the benefit to the Lenders of the security to be afforded thereby.
Excluded Subsidiary: (a) any Captive Insurance Subsidiary, (b) any Foreign Subsidiary or any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a CFC, (c) any Domestic Subsidiary that has no material assets other than the stock or indebtedness of one or more Foreign Subsidiaries that are CFCs, (d) any not-for-profit Subsidiary, (e) any other Subsidiary with respect to which, in the reasonable judgment of Agent and the Borrower Agent, the burden or cost (including any adverse tax consequences) of providing the guarantee shall outweigh the benefits to be obtained by the Lenders therefrom, (f) each Unrestricted Subsidiary, (g) any special purpose securitization vehicle (or similar entity) and (h) QES Holdco LLC, a Delaware limited liability company and Quintana Energy Services GP LLC, a Delaware limited liability company, so long as such entities are merged with and into an Obligor (with such Obligor surviving such merger) within five (5) Business Days after the Closing Date; provided that no Subsidiary that guarantees any Debt of an Obligor shall be deemed to be an Excluded Subsidiary at any time such guarantee is in effect.
Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible

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contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.
Excluded Taxes: (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Agent or Borrower Agent under Section 13.4) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.9, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately prior to such Lender becoming a party hereto or immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.10; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.
Existing PIK Notes: the Debt evidenced by that certain Second Lien Credit Agreement, dated as of December 19, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, among Quintana LP, certain subsidiaries of Quintana LP, as guarantors, the lenders party thereto and Cortland Capital Market Services LLC, as administrative agent for such lenders.
Extraordinary Expenses: all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) subject to Section 14.2, any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.
FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement, (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next

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Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent; provided, that in no event shall such rate be less than zero.
First Amendment Effective Date: July 9, 2020.
Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.
Fiscal Year: the fiscal year of Parent and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.
Fixed Charge Coverage Ratio: the ratio, with respect to Parent on a Consolidated Basis for the most recent Measurement Period, of (a) Adjusted EBITDA minus Capital Expenditures (except those Capital Expenditures (i) financed with Borrowed Money other than Revolver Loans, (ii) constituting an Acquisition permitted by Section 10.2.5, (iii) made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds or other reimbursements or payments by third parties paid on account of the loss or damage to the assets being replaced, substituted, restored or repaired, or (y) award of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, substituted, restored or repaired, (iv) the purchase of plant, property or equipment to the extent financed with the proceeds of Asset Dispositions (other than dispositions of inventory in the Ordinary Course of Business) or (v) financed with proceeds of any sale or issuance of Equity Interests by the Parent) and cash taxes paid (net of tax refunds received), to (b) Fixed Charges.
Fixed Charges: the sum of interest expense (other than payment-in-kind and amortization of fees and costs), scheduled principal payments (excluding mandatory payment out of excess cash flow on terms and conditions satisfactory to Agent in its Permitted Discretion) on Borrowed Money (paid or payable in cash and as such may have been reduced by prior prepayments) pursuant to the terms of the governing document thereof, and Distributions paid in cash (other than Upstream Payments); provided, however, that for purposes of calculating the Fixed Charge Coverage Ratio as used in the definition of “Permitted Payment Conditions,” Fixed Charges shall also include all prepayments of principal on Borrowed Money that result in a permanent reduction of commitments and loans outstanding with respect thereto.
FLSA: the Fair Labor Standards Act of 1938.
Foreign Lender: any Lender that is not a U.S. Person.
Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.
Foreign Subsidiary: means any Subsidiary that is not a Domestic Subsidiary.
Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.
Full Payment: with respect to any Obligations (other than contingent obligations not then due and owing or for which no claim has been made), (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral).

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Full Payment of the Loans shall not be deemed to have occurred until all Revolver Commitments are terminated.
GAAP: generally accepted accounting principles in effect in the United States from time to time.
Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).
Guarantor Payment: as defined in Section 5.11.3(b).
Guarantors: (a) each Subsidiary of the Parent existing on the Closing Date that is not a Borrower hereunder (other than an Excluded Subsidiary or a Foreign Subsidiary), (b) each Borrower, other than with respect to its own Obligations and (c) each other Subsidiary of the Parent that has executed and delivered a joinder to this Agreement pursuant to Section 10.1.9 after the Closing Date.
Hedging Agreement: a “swap agreement” as defined in Bankruptcy Code Section 101(53B)(A).
Impacted Loans: as defined in Section 3.6(a).
Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.
Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.
Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.
Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.
Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that an Obligor’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.
Intercreditor Agreement: any intercreditor agreement reasonably acceptable to Required Lenders, for the benefit of the Secured Parties, entered into by and among Term Agent (if any), in its capacity as agent for the Term Loan Lenders, the Term Loan Lenders (if applicable) and Agent, and acknowledged by the

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Obligors, dated as of the date of the Term Debt Documents, as amended, supplemented, restated, amended and restated, or otherwise modified from time to time in accordance with the terms thereof.
Interest Period: as defined in Section 3.1.3.
Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in an Obligor’s business (but excluding Equipment).
Inventory Formula Amount: the lesser of (a) 65% of the Value of Eligible Inventory and (b) 85% of the NOLV Percentage of Eligible Inventory, provided that the amount in this clause (b) shall not exceed 25% of the Borrowing Base.
Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.
Investment: an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of a Person, or any loan, advance or capital contribution to or other investment in a Person.
IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for its Obligations.
IRS: the United States Internal Revenue Service.
Issuing Bank: (a) Bank of America (including any Lending Office of Bank of America), or any replacement issuer appointed pursuant to Section 2.3.4 (b) with respect to the Letters of Credit described on Schedule 1.2, ~~ZB,~~Zions Bancorporation N.A. dba Amegy Bank (including any Lending Office of ~~ZB,~~Zions Bancorporation N.A~~.~~ dba Amegy Bank), (c) Citibank, N.A. and (d) Barclays Bank PLC.
Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.
Judgment Currency: as defined in Section 1.5.
LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance reasonably satisfactory to Issuing Bank and Agent.
LC Conditions: upon giving effect to issuance of a Letter of Credit, (a) the conditions in Section 6.2 are satisfied; (b) total LC Obligations do not exceed the Letter of Credit Subline and Revolver Usage does not exceed the Borrowing Base; (c) the Letter of Credit and payments thereunder are denominated in Dollars or other currency satisfactory to Agent and Issuing Bank; and (d) the purpose and form of the Letter of Credit are satisfactory to Agent in its Permitted Discretion and Issuing Bank in their discretion.
LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any Affiliate or beneficiary of any Letter of Credit to Issuing Bank or Agent in connection with such Letter of Credit.
LC Obligations: the sum (without duplication) of (a) all amounts owing by Borrowers for drawings under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

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LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent in its Permitted Discretion and Issuing Bank.
Lender Indemnitees: Lenders and Secured Bank Product Providers, and their respective officers, directors, employees, Affiliates, agents and attorneys.
Lenders: lenders party to this Agreement (including Agent in its capacity as provider of Swingline Loans) and any Person who hereafter becomes a “Lender” pursuant to an Assignment, including any Lending Office of the foregoing.
Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by a Lender or Issuing Bank by notice to Agent and Borrower Agent.
Letter of Credit: (a) any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance, indemnity, reimbursement agreement or similar instrument issued by Issuing Bank for the account or benefit of a Borrower or Affiliate of a Borrower and (b) any Letter of Credit issued by any Issuing Lender prior to the date of this Agreement and listed on Schedule 1.2.
Letter of Credit Subline: $~~20,000,000~~10,000,000.
LIBOR: the per annum rate of interest (rounded up to the nearest 1/8th of 1%) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice; provided further, that in no event shall LIBOR be less than ~~zero~~one percent (1%) per annum.
LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.
LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.
LIBOR Screen Rate: the LIBOR quote on the applicable screen page the Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Agent from time to time).
LIBOR Successor Rate: as defined in Section 3.6(c).
LIBOR Successor Rate Conforming Changes: as defined in Section 3.6(f).
License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.
Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.
Lien: a Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance; provided, however, that non-exclusive licenses of Intellectual Property in the Ordinary Course of Business are not Liens.

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Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.
Loan: a Revolver Loan.
Loan Documents: this Agreement, Other Agreements and Security Documents.
Loan Year: each 12 month period commencing on the Closing Date or an anniversary thereof.
Margin Stock: as defined in Regulation U of the Board of Governors.
Material Adverse Effect: (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities, or financial condition of the Obligors and their Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of Agent or any Lender under the Loan Documents, or of the ability of the Obligors, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Obligors, taken as a whole, of this Agreement or the Security Documents.
Material Contract: any agreement or arrangement to which an Obligor is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; or (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.
Measurement Period: at any date of determination, the most recently completed twelve (12) calendar months for which financial statements were required to have been delivered pursuant to the terms of this Agreement.
Monthly Financial Statements: unaudited balance sheets as of the end of such calendar month and the related statements of income and cash flow for such calendar month and for the portion of the Fiscal Year then elapsed, of Parent on a Consolidated Basis (and including on a consolidating basis, if requested by Agent in its Permitted Discretion, during the existence of an Excluded Subsidiary or an Unrestricted Subsidiary), setting forth in comparative form corresponding figures for the preceding Fiscal Year to the extent available and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such calendar month, subject to normal year‑end adjustments and the absence of footnotes.
Moody’s: Moody’s Investors Service, Inc. or any successor acceptable to Agent.
Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

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Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by an Obligor in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including attorneys fees, accountants’ fees and investment banking fees; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes and the Borrower Agent’s good faith estimate of income taxes paid or payable in connection with such sale; (d) reserves for indemnities and purchase price adjustments, until such reserves are no longer needed; and (e) the Borrower Agent’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold (provided that, to the extent such cash proceeds are not so used within 180 days of such Asset Disposition, such cash proceeds shall constitute Net Proceeds).
Net Debt: (a) the aggregate principal amount of Debt of the Parent on a Consolidated basis outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a Consolidated basis in accordance with GAAP, minus (b) the aggregate amount of cash and Cash Equivalents, in each case, included on the balance sheet of the Parent on a Consolidated Basis.
Net Leverage Ratio: the ratio of (a) Net Debt outstanding on such date to (b) Adjusted EBITDA for the last Measurement Period ending on such date.
NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage of such value, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms satisfactory to Agent.
Notice of Borrowing: a request by Borrower Agent for a Borrowing of Revolver Loans, in form satisfactory to Agent in its Permitted Discretion.
Notice of Conversion/Continuation: a request by Borrower Agent for conversion or continuation of a Loan as a LIBOR Loan, in form satisfactory to Agent in its Permitted Discretion.
Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.
Obligor: each Borrower, Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien on its assets in favor of Agent to secure any Obligations.
OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.
Ordinary Course of Business: the ordinary course of business of the Obligors, undertaken in good faith and consistent with Applicable Law and past practices.
Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

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OSHA: the Occupational Safety and Hazard Act of 1970.
Other Agreement: each LC Document, fee letter, Intercreditor Agreement, Lien Waiver, Borrowing Base Report, Compliance Certificate, Borrower Materials, subordination agreement or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor to Agent or a Lender in connection with any transactions relating to this Agreement.
Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).
Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4).
Overadvance: as defined in Section 2.1.5.
Parent: as defined in the preamble.
Parent on a Consolidated Basis: the consolidation in accordance with GAAP of the accounts or other items of Parent and its Restricted Subsidiaries (but excluding its Unrestricted Subsidiaries).
Participant: as defined in Section 13.2.1.
Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).
Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.
PBGC: the Pension Benefit Guaranty Corporation.
Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.
Permitted Acquisition: any Acquisition so long as the Permitted Investment Payment Conditions are satisfied.

Permitted Asset Disposition: an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any Fiscal Year, has a fair

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market or book value (whichever is more) of $5,000,000 or less; (c) disposition of property that is obsolete, unmerchantable, uneconomical, negligible, worn-out, surplus or otherwise unsaleable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) the leasing (including subleasing) or non-exclusive licensing (including sublicensing) of Intellectual Property, personal Property or real Property in the Ordinary Course of Business or the abandonment of Intellectual Property in the Ordinary Course of Business; (f) sales of Cash Equivalents and marketable securities; (g) sales, transfers, leases, exchanges and dispositions (i) among the Obligors or (ii) to the extent constituting an Investment permitted hereunder, from Obligors to Unrestricted Subsidiaries; (h)(i) granting of Permitted Liens; (ii) Distributions permitted to be made pursuant to Section 10.2.4; (iii) dividends, distributions and purchases of Equity Interests excluded from the definition of “Distributions” pursuant to the proviso therein; and (iv) Investments otherwise permitted hereunder; (i) mergers, consolidations, amalgamations, liquidations and dissolutions to the extent permitted by Section 10.2.9; (j) termination of any Hedging Agreement; (k) any disposition of Real Estate to a Governmental Authority as a result of casualty or condemnation of such Real Estate; (l) issuances of Equity Interests to qualifying directors of Foreign Subsidiaries or to Persons (other than the Obligors) required by Applicable Law to hold shares in a Subsidiary; (m) the capitalization or forgiveness of Debt owed to it by other Obligors or Subsidiaries if such capitalization or forgiveness is required in order to comply with so-called “thin capitalization” rules; (n) the cancellation, forgiveness, set off or acceptance of prepayments of Debt owed to an Obligor to the extent not otherwise prohibited by the terms of this Agreement; (o) dispositions in connection with the settlement of claims or disputes and the settlement, release or surrender of tort or other litigation claims; (p) dispositions set forth on Schedule 10.2.6; (q) any Permitted Sale-Leaseback; (r) the sale or issuance of common Equity Interests of any Obligor to another Obligor (provided that in the case of such issuance of common Equity Interests of a Subsidiary that is not a wholly owned Subsidiary, Equity Interests of such Subsidiary may be also issued to other owners thereof to the extent such issuance is not dilutive to the ownership of the Obligors); (s) a disposition of Property for fair market value (as reasonably determined in good faith by the Borrowers) not to exceed $10,000,000 each Fiscal Year; provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) immediately after giving effect thereto, Availability is greater than $1.0, and (iii) if the disposition involved the disposition of Eligible Accounts and/or Eligible Inventory, the Borrower Agent shall have delivered to Agent a Borrowing Base Report, prepared on a Pro Forma Basis, giving effect to the subject disposition and the proceeds from such disposition (in an amount determined in accordance with the last sentence of Section 5.2) shall applied to the outstanding balance of the Loan; (t) dispositions of investments in joint ventures to the extent required by, or made pursuant to customary buy/sell agreements between, the joint venture parties set forth in the joint venture agreements and similar binding agreements; (u) sales of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property; (v) dispositions of defaulted receivables or claims against customers, other industry partners or any other Person, including in connection with workouts or bankruptcy, insolvency or similar proceedings with respect thereto; provided the proceeds from such disposition are applied to the outstanding balance of the Loan; (w) dispositions of drill pipe or down hole equipment lost, abandoned or destroyed in the Ordinary Course of Business; or (x) approved in writing by Agent and Required Lenders.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary

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Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of (i) purchasers of Equity Interests or in connection with Permitted Asset Dispositions and (ii) sellers in connection with Acquisitions permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $5,000,000 or less at any time.

Permitted Discretion: a determination made in the exercise, in good faith, of commercially reasonable business judgment (from the perspective of a secured, asset-based lender). In exercising its Permitted Discretion with respect to modifying eligibility criteria for Eligible Accounts and Eligible Inventory, so long as no Event of Default has occurred and is continuing, Agent will use commercially reasonable efforts to notify Borrower Agent prior to modifying the criteria provided in the definitions thereof on the Closing Date or thereafter.
Permitted Investment Payment Conditions: with respect to any Acquisition or other Investment, (a) as of the date of any such Acquisition or other Investment, and immediately after giving effect thereto, (i) no Event of Default exists and is continuing, and (ii) during each of the preceding 30 consecutive days (assuming such Acquisition or other Investment occurred on the first day of such 30 consecutive day period), either (A) Availability has not been less than the greater of (x) $10,850,000 and (y) 17.5% of the Borrowing Base or (B) during each of the preceding 30 consecutive days (assuming such Acquisition or other Investment occurred on the first day of such 30 consecutive day period), (1) Availability has not been less than the greater of (x) $7,750,000 and (y) 12.5% of the Borrowing Base and (2) the Fixed Charge Coverage Ratio, determined on a pro forma basis giving effect to such Investment or Acquisition, is not less than 1.0 to 1.0, whether or not a Covenant Trigger Period exists, and (b) Borrower Agent delivers to Agent, at least 5 Business Days prior to a Permitted Acquisition, copies of all material agreements relating thereto and a certificate, in form and substance satisfactory to Agent in its Permitted Discretion, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.
Permitted Lien: as defined in Section 10.2.2.
Permitted Payment Conditions: with respect to any Distribution pursuant to Section 10.2.4 or any other payment (whether voluntary or mandatory, or a prepayment, or redemption) pursuant to Section 10.2.8, (a) as of the date of any such Distribution or other payment, and immediately after giving effect thereto, (i) no Event of Default exists and is continuing, and (ii) during each of the preceding 30 consecutive days (assuming such Distribution or other payment occurred on the first day of such 30 consecutive day period), either (A) Availability has not been less than the greater of (x) $12,400,000 and (y) 20% of the Borrowing Base or (B) during each of the preceding 30 consecutive days (assuming such Distribution or other payment occurred on the first day of such 30 consecutive day period), (1) Availability has not been less than the greater of (x) $9,300,000 and (y) 15% of the Borrowing Base and (2) the Fixed Charge Coverage Ratio, determined on a pro forma basis giving effect to such Distribution or other payment, is not less than 1.0 to 1.0, whether or not a Covenant Trigger Period exists, and (b) Borrower Agent delivers to Agent, at least 5 Business Days prior to the Distribution or other payment, as applicable, copies of all material agreements relating thereto and a certificate, in form and substance satisfactory to Agent, stating that the Distribution or other payment is permitted and demonstrating compliance with the foregoing requirements.
Permitted Purchase Money Debt: Purchase Money Debt of Obligors that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $20,000,000 at any time.
Permitted Ratio Debt: means Debt of the Obligors, or any of them; provided that:
(a)    such Debt is either (i) senior unsecured or (ii) subordinated in right of payment to the Obligations;

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(b)    such Debt does not mature prior to the date that is ninety-one (91) days after the Revolver Termination Date at the time such Debt is incurred,
(c)    such Debt has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the date that is ninety-one (91) days after the Revolver Termination Date at the time such Debt is incurred,
(d)    such Debt is issued on market terms for the type of Debt issued and for issuers having a similar credit profile and in any event with covenants that are not more restrictive (taken as a whole) with respect to the Obligors than the covenants in this Agreement as reasonably determined by the Borrowers in good faith; provided that a certificate of the Borrower Agent as to the satisfaction of the conditions described in this clause (e) delivered to Agent at least five (5) Business Days prior to the incurrence of such Debt, together with a reasonably detailed description of the material covenants of the Debt proposed to be issued or drafts of documentation relating thereto, stating that the Borrower Agent has reasonably determined in good faith that the terms of such Debt satisfy the foregoing requirements, shall be conclusive unless the Agent notifies the Borrower Agent within three (3) Business Days of the receipt of such certificate that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees); and
(e)     after giving pro forma effect to the incurrence of such Debt, the Net Leverage Ratio shall not exceed 5.00 to 1.00.
Permitted Sale-Leaseback: Asset Dispositions by Borrowers or Restricted Subsidiaries of fixed or capital assets pursuant to sale-leaseback transactions where the sale is for cash consideration in an amount not less than the fair value of such fixed or capital asset (as reasonably determined in good faith by the Borrower Agent).
Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.
Plan: an employee benefit plan (as defined in Section 3(3) of ERISA, but excluding a Multiemployer Plan) maintained for employees of an Obligor, or to which an Obligor is required to contribute on behalf of its employees.
Platform: as defined in Section 14.3.3.
Prime Rate: the rate of interest announced by Agent from time to time as its prime rate. Such rate is set by Agent on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Agent shall take effect at the opening of business on the day specified in the announcement.
Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Revolver Commitment by the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations, in each case, other than contingent obligations not then due and owing or for which no claim has been made.

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Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent in its Permitted Discretion; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
Protective Advances: as defined in Section 2.1.6.
Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within ninety (90) days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings or replacements thereof in an aggregate principal amount that does not exceed the principal amount of the Debt being renewed, extended, refinanced or replaced (except by the amount of any accrued interest, payment in kind interest, reasonable closing costs, expenses, fees and premium paid in connection with such renewal, extension, refinancing or replacement) thereof; provided that, for the avoidance of doubt, Purchase Money Debt shall include Capital Leases.
Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt (and proceeds thereof) and constituting a Capital Lease or a purchase money security interest under the UCC; provided, that, individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender.
QFC: has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
QFC Credit Support: as defined in Section 14.19.
Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.
Qualified IPO: the issuance by Parent of its Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission.
Quarterly Financial Statements: unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, of Parent on a Consolidated Basis (and including on a consolidating basis, if requested by Agent in its Permitted Discretion, during the existence of an Excluded Subsidiary or an Unrestricted Subsidiary), setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter, subject to normal year‑end adjustments and the absence of footnotes.
RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

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Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.
Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.
Refinancing Conditions: (a) the Refinancing Debt is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed, refinanced or replaced (except by the amount of any accrued interest, payment in kind interest, reasonable closing costs, expenses, fees and premium paid in connection with such extension, renewal, refinancing or replacement); (b) the Refinancing Debt has a final stated maturity no sooner than a weighted average life of the Debt being extended, renewed, refinanced or replaced; (c) the Refinancing Debt, and/or the Liens securing the Refinancing Debt, as applicable, is subordinated to the Obligations at least to the same extent as the Debt, or the Liens securing the Debt, as applicable, being extended, renewed, (d) the representations, covenants and defaults applicable to it, taken as a whole, are not materially more restrictive than those applicable to the Debt being extended, renewed, refinanced or replaced; (e) the Refinancing Debt is not secured by any Property or assets other than the Property or assets that were collateral (and then only with the same priority) for the Debt being extended, renewed or refinanced at the time of such extension, renewal or refinancing (unless the Agent is simultaneously granted a Lien on such Property or assets); (f) the obligor or obligors under any such Refinancing Debt are the same as the obligor(s) under the Debt being extended, renewed, refinanced or replaced on such Debt (unless such obligors simultaneously guarantee the Obligations); and (g) upon giving effect to it, no Default or Event of Default exists.
Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d), (f), (i), (t) and (z).
Reimbursement Date: as defined in Section 2.3.2.
Removal Effective Date: as defined in Section 12.8.1.
Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.
Report: as defined in Section 12.2.3.
Reportable Event: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.
Reporting Trigger Period: the period (a) commencing on any day that (i) Availability is less than the greater of (x) $~~10,850,000~~5,750,000 and (y) 17.5% of the Borrowing Base and (b) continuing until, during each of the preceding 30 consecutive days, Availability has been not less than the greater of (x) $~~10,850,000~~5,750,000 and (y) 17.5% of the Borrowing Base. The termination of a Reporting Trigger Period as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Reporting Trigger Period in the event that the conditions set forth in this definition again arise.
Required Lenders: Secured Parties holding more than 50% of (a) the aggregate outstanding Revolver Commitments; or (b) after termination of the Revolver Commitments, the aggregate outstanding Loans and LC Obligations or, upon Full Payment of all Loans and LC Obligations, the aggregate remaining Obligations (other than contingent obligations for which no claim has been made); provided, however, that Commitments,

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Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Lender that funded the applicable Loan or issued the applicable Letter of Credit; provided further that if there are two (2) or more unaffiliated Lenders at such time, “Required Lenders” must include at least two (2) unaffiliated Lenders.
Resolution Authority: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
Restoration: as defined in Section 8.6.2(c).
Restricted Investment: any Investment by an Obligor, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date and other Investments existing on the Closing Date and set forth on Schedule 10.2.5; (b) Cash Equivalents; provided, however, that, to the extent such Cash Equivalents constitute Collateral, such Cash Equivalents are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent in its Permitted Discretion to the extent required by this Agreement; (c) Investments consisting of lease, utility and other similar deposits or any other deposit permitted under Section 10.2.2; (d) prepayments and deposits to suppliers in the Ordinary Course of Business; (e) Hedging Agreements to the extent permitted by Section 10.2.15; (f) Investments (i) by an Obligor in any other Obligor, or (ii) by Obligors into Unrestricted Subsidiaries to the extent otherwise permitted hereunder; (g) the establishment of wholly owned Subsidiaries subject to compliance with Section 10.1.9 (to the extent applicable); provided that any Subsidiary established in reliance on this clause (g) may be less than wholly owned solely to the extent necessary due to any issuance of Equity Interests to qualifying directors of Foreign Subsidiaries or to Persons (other than any Obligor) required by Applicable Law to hold shares in such Subsidiary; (h) Investments in securities or other assets of trade creditors, customers or other Persons in the Ordinary Course of Business that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (i) guarantees, Contingent Obligations and other Investments permitted under Section 10.2.1; (j) Investments to the extent such Investments reflect an increase in the value of Investments otherwise permitted herein; (k) the capitalization or forgiveness of Debt owed to it by other Obligors or Subsidiaries if such capitalization or forgiveness is required in order to comply with so-called “thin capitalization” rules; (l) the cancellation, forgiveness, set off or acceptance of prepayments of Debt owed to any Obligor to the extent not otherwise prohibited by the terms of this Agreement; (m) loans and advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business, not to exceed, in the aggregate, $1,000,000 at any time outstanding; (n) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (o) deposits with financial institutions permitted hereunder; (p) Investments arising in connection with Permitted Asset Dispositions permitted hereunder (other than Permitted Asset Dispositions made pursuant to clause (h)(iv) of the definition of “Permitted Asset Disposition”); (q) any intermediate Investment necessary to facilitate the ultimate consummation of an Investment otherwise permitted hereby; (r) investments not to exceed $5,000,000 in the aggregate at any time outstanding; (s) investments of any Person existing at the time such person becomes a Restricted Subsidiary or consolidates or merges with a Borrower or any of the Restricted Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Restricted Subsidiary of such merger; or (t) any Investments that satisfy the Permitted Investment Payment Conditions (including Permitted Acquisitions); provided that notwithstanding the foregoing, at the time of making any Investment in one or more Unrestricted Subsidiaries, all such Investments in the aggregate shall not exceed 5% of the greater of (1) consolidated revenues or (2) total assets of the Parent and its Restricted Subsidiaries for or as of the end of, as applicable, the most recent Measurement Period (which, for any Unrestricted Subsidiary or proposed Unrestricted Subsidiary organized or acquired subsequent to the end of such Measurement Period, shall be determined on a pro forma basis as if such Unrestricted Subsidiary were in existence on such date).

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Restricted Subsidiary: at any time, any direct or indirect Subsidiary of the Parent that is not then an Unrestricted Subsidiary; provided that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” Other than with respect to Subsidiaries designated as Unrestricted Subsidiaries on the Closing Date, designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Debt or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Parent in such Unrestricted Subsidiary in an amount equal to the fair market value at the date of such designation of the Borrowers' Investment in such Subsidiary.
Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Obligor to incur or repay Borrowed Money, to grant Liens on any assets in favor of the Agent or Lenders, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.
Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to Section 2.1.4(b), Section 2.1.7 or an Assignment to which it is a party. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.
Revolver Loan: any loan made pursuant to Section 2.1.1 or as a Swingline Loan.
Revolver Termination Date: the earlier to occur of (i) February 13, 2023 or (ii) ninety (90) days prior to the maturity of the Term Loan Agreement.
Revolver Usage: (a) the aggregate amount of outstanding Revolver Loans (including, for purposes of calculating the Unused Line Fee, only Swingline Loans with respect to which Lenders have funded their participation interest therein, and not other Swingline Loans); plus (b) the aggregate Stated Amount of outstanding Letters of Credit, except to the extent Cash Collateralized by Borrowers.
S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor acceptable to Agent.
Sanction: any sanction administered or enforced by the U.S. Government (including OFAC), United Nations Security Council, European Union, Her Majesty’s Treasury or other sanctions authority.
Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by an Obligor to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.
Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.
Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.
Security Documents: this Agreement, IP Assignments (if any), Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

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Senior Officer: the chairman of the board, president, chief executive officer, managing director, executive vice president, any vice president, treasurer, controller, director of finance, chief financial officer or finance officer of a Borrower, or, if the context requires, an Obligor.
Settlement Report: a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.
Solvent: as to any Person, after taking into account all other payments made by, and indemnification payments from, and reimbursement and contribution obligations of, any other Persons with respect thereto, such Person (a) owns Property whose fair saleable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair saleable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair saleable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.
Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.11).
Specified Transaction: (a) any disposition of all or substantially all the assets of or all the Equity Interests of any Subsidiary or of any division or product line of an Obligor, (b) any Acquisition, (c) any proposed incurrence of Debt, (d) the proposed making of a Distribution or (e) after the Closing Date, the designation by Borrower Agent of any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary, in each case, to the extent permitted hereunder.
Sponsor: means, individually and collectively, Quintana Equity Partners, L.P., a Cayman Islands limited partnership, Quintana Energy Fund-TE, LP, a Cayman Islands limited partnership, Quintana Energy Fund–FI, LP, a Cayman Islands, limited partnership, Archer Holdco LLC, a Texas limited liability company, Geveran Investments Limited, a Cyprus limited company, Robertson QES Investment LLC, a Delaware limited liability company and any Affiliate of any of the foregoing.
Spot Rate: the exchange rate, as determined by Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Agent’s principal foreign exchange trading office for the first currency.
Stated Amount: the maximum outstanding undrawn amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.

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Subordinated Debt: Debt incurred by an Obligor that is expressly subordinate and junior in right of payment to Full Payment of all Obligations pursuant to a customary subordination agreement in form and substance satisfactory to Required Lenders in their Permitted Discretion; provided, after giving pro forma effect to the incurrence of such Debt, the Net Leverage Ratio shall not exceed 5.00 to 1.00.
Subsidiary: any entity more than 50% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which a Borrower directly or indirectly owns more than 50% of the voting securities or Equity Interests).
Supermajority Lenders: Secured Parties holding more than 66 2/3% of (a) the aggregate outstanding Revolver Commitments; or (b) after termination of the Revolver Commitments, the aggregate outstanding Loans and LC Obligations or, upon Full Payment of all Loans and LC Obligations, the aggregate remaining Obligations; provided, however, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Lender that funded the applicable Loan or issued the applicable Letter of Credit; provided further that if there are two (2) or more unaffiliated Lenders at such time, “Supermajority Lenders” must include at least two (2) unaffiliated Lenders.
Supported QFC: as defined in Section 14.19.
Swap Contract: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
Swingline Loan: any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.
Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
Term Agent: the agent, if any, for the Term Loan Lenders as provided for in the Term Loan Agreement.
Term Debt: all Borrowed Money, if any, owed to the Term Loan Lenders pursuant to the Term Debt Documents.
Term Debt Documents: (i) the Term Loan Agreement and (ii) each of the other agreements, instruments and other documents with respect to the Term Debt, each upon terms and conditions satisfactory to Required Lenders in their Permitted Discretion and in form and substance satisfactory to Required Lenders

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in their Permitted Discretion, all as in effect on the date of the Intercreditor Agreement, or as may be amended, modified or supplemented from time to time in accordance with the Intercreditor Agreement.
Term Loan Agreement: a loan agreement, note purchase agreement or indenture in form and substance satisfactory to Agent in its Permitted Discretion between any of the Obligors, as borrowers and/or guarantors, the Term Agent, if any, and the Term Loan Lenders, as in effect on the date of the Intercreditor Agreement or as it may be amended, modified or supplemented from time to time in accordance with the Intercreditor Agreement.
Term Loan Lenders: each “Lender” as defined in the Term Loan Agreement and each other holder of Term Debt or other obligations arising under the Term Debt Documents.
Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.
UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.
UK Financial Institution: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
UK Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
Unrestricted Subsidiary: (a) as of the Closing Date, each Subsidiary of the Parent listed on Schedule 10.1.9, (b) any Subsidiary of the Parent designated by the Borrower Agent as an Unrestricted Subsidiary pursuant to this definition subsequent to the Closing Date, and (c) any Subsidiary of an Unrestricted Subsidiary. The Borrower Agent may at any time after the Closing Date designate any Restricted Subsidiary an Unrestricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) after giving effect to such designation on a pro forma basis, the Fixed Charge Coverage Ratio for the Measurement Period most recently ended on or prior to the date of such designation is at least 1.0 to 1.0, (iii) the Obligors shall have satisfied the Permitted Investment Payment Conditions, and (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose guaranteeing any other Debt of the Obligors. Other than with respect to Subsidiaries designated as Unrestricted Subsidiaries on the Closing Date, the designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment at the date of designation in an amount equal to the fair market value of the investment therein.
Unused Line Fee Rate: a per annum rate equal to (a) 0.625%, if average daily Revolver Usage was less than 33% of the Revolver Commitments during the preceding Fiscal Quarter, or (b) 0.50%, if average daily Revolver Usage was equal to or more than 33% of the Revolver Commitments during such Fiscal Quarter.
Upstream Payment: a Distribution by a Restricted Subsidiary of an Obligor to such Obligor.
U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.
U.S. Tax Compliance Certificate: as defined in Section 5.10.2(b)(iii).

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Value: (a) for Inventory, its value determined on the basis of the lower of average cost or market, calculated on a first-in, first‑out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.
Write-Down and Conversion Powers: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of ~~the applicable~~such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2.    Accounting Terms. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and (a) using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and, if necessary or appropriate in Agent’s Permitted Discretion, Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change and (b) the accounting for operating leases and capital leases under GAAP as in effect on the Closing Date (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement with respect to operating leases and Capital Lease (it being understood, for avoidance of doubt, that no operating leases, or obligations in respect of operating leases, shall be treated as Capital Leases hereunder).
1.3.    Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”
1.4.    Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors

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and assigns; (f) time of day mean time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person exercised at any time. All references to Value, Borrowing Base components, Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Obligors shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to an Obligor’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.
Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company organized under Delaware law (or a comparable event under a different jurisdiction’s laws), or an allocation of assets to a series of a limited liability company under Delaware law (or a comparable event under a different jurisdiction’s laws) (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company organized under Delaware law (or a comparable event under a different jurisdiction’s laws) shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.5.    Currency Equivalents.
1.5.1.    Calculations. All references in the Loan Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Agent on a daily basis, based on the current Spot Rate. Borrowers shall report Value and other Borrowing Base components to Agent in the currency invoiced by Borrowers (for Accounts) or shown in Borrowers’ financial records (for all other assets), and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if an Obligation is funded or expressly denominated in a currency other than Dollars, Obligors shall repay such Obligation in such other currency.
1.5.2.    Judgments. If, in connection with obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, an Obligor shall discharge its obligation in respect of any sum due under a Loan Document only if, on the Business Day following receipt by Agent of payment in the Judgment Currency, Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent and Lenders against such loss. If the purchased amount is greater than the sum originally due, Agent shall return the excess amount to such Obligor (or to the Person legally entitled thereto).

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1.6.    Pro Forma Calculations.
1.6.1.    Notwithstanding anything to the contrary herein, the Fixed Charge Coverage Ratio and the Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.6.
1.6.2.    For purposes of calculating the Fixed Charge Coverage Ratio and the Net Leverage Ratio, Specified Transactions (and the repayment of any Debt in connection therewith) that have been made (i) during the applicable Measurement Period and (ii) subsequent to such Measurement Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Adjusted EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Measurement Period. If since the beginning of any applicable Measurement Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into any Obligor since the beginning of such Measurement Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.6, then the Fixed Charge Coverage Ratio and the Net Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.6.
1.6.3.    Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Senior Officer of Borrower Agent and may include, without duplication, cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies resulting from such Specified Transaction, in each case calculated in the manner described in the definition of Adjusted EBITDA.
1.6.4.    Interest on a Capital Lease obligation shall be deemed to accrue at an interest rate reasonably determined by a Senior Officer of Borrower Agent to be the rate of interest implicit in such Capital Lease obligation in accordance with GAAP. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as Borrower Agent or Subsidiary may designate.
SECTION 2.    CREDIT FACILITIES
2.1.    Revolver Commitment.
2.1.1.    Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date. The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan if Revolver Usage at such time plus the requested Loan would exceed the Borrowing Base.
2.1.2.    Notes. Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, Borrowers shall deliver promissory note(s) to such Lender, evidencing its Loans.
2.1.3.    Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers and the Subsidiaries solely (a) to satisfy existing Debt; (b) to pay Obligations in accordance with this Agreement; and (c) for lawful corporate purposes of Borrowers, including working capital. Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise

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make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the subject of any Sanction; ~~or~~ (ii) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in any transaction) or (iii) in a manner that would violate the condition precedent to credit extensions set forth in Section 6.2(f).
2.1.4.    Voluntary Reduction or Termination of Revolver Commitments.
(a)    The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 20 days’ prior written notice to Agent, the Borrower Agent may, at its option, terminate the Revolver Commitments and this credit facility. Any notice of termination given by the Borrower Agent shall be irrevocable; provided that a notice of termination of the Revolver Commitments delivered by the Borrower Agent may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Agent (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. On the applicable termination date, Borrowers shall make Full Payment of all Obligations.
(b)    Borrower Agent may permanently reduce the Revolver Commitments, on a ratable basis for all Lenders, upon at least 15 days’ prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $1,000,000, or an increment of $1,000,000 in excess thereof.
2.1.5.    Overadvances. If Revolver Usage exceeds the Borrowing Base (“Overadvance”) at any time, the excess shall be payable by Borrowers on demand by Agent and shall constitute an Obligation secured by the Collateral, entitled to all benefits of the Loan Documents. Agent may require Lenders to fund Base Rate Revolver Loans that cause or constitute an Overadvance and to forbear from requiring Borrowers to cure an Overadvance, as long as the total Overadvance does not exceed 10% of the Borrowing Base and does not continue for more than 30 consecutive days without the consent of Required Lenders; provided that at the written direction of the Required Lenders, the Agent shall cease making such Overadvances but any Overadvances shall continue in effect and be due and payable pursuant to their terms. In no event shall Loans be required that would cause Revolver Usage to exceed the aggregate Revolver Commitments. No funding or sufferance of an Overadvance shall constitute a waiver by Agent or Lenders of the Event of Default caused thereby. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.
2.1.6.    Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6.2 are not satisfied, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate outstanding amount of 10% of the aggregate Revolver Commitments, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as such Loans do not cause Revolver Usage to exceed the aggregate Revolver Commitments; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Lenders shall participate on a Pro Rata basis in Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.
2.1.7.    Increase in Revolver Commitments. Borrower Agent may request an increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested

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increase is in a minimum amount of $5,000,000 and is offered on the same terms as existing Revolver Commitments, except for arrangement, closing, upfront or similar fees agreed to among Borrowers, existing Lenders and new Lenders (if applicable) providing such increased Revolver Commitments, (b) total increases in Revolver Commitments under this Section do not exceed $~~50,000,000~~25,000,000, (c) no more than five (5) increases in Revolver Commitments are made, (d) Borrowers pay all reasonable and documented out of pocket fees and expenses incurred by Agent and Lenders providing such increase in Revolver Commitments required to be paid under this Agreement upon effectiveness of such increase, (e) neither the funding of such increase in Revolver Commitments nor the existence of the liens securing the same would violate the terms of any indenture or other agreement governing material Debt for Borrowed Money of the Obligors (and the incurrence of such increase in Revolver Commitments shall not violate the terms of such indenture or agreement regarding the amount of indebtedness permitted with respect to the Revolver Commitments), (f) any such increase in Revolver Commitment shall benefit from the same guarantees as, and be secured on a pari passu basis by the Collateral, and (g) the requested increase does not cause the Commitments to exceed 90% of any applicable cap under any Subordinated Debt agreement or under any Term Debt Documents. Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments and become Lenders hereunder, provided that, any such new Lender assumes all of the rights and obligations of a “Lender” under this Agreement. Agent may allocate, in its discretion, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Provided the conditions set forth in Section 6.2 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers’ increase request. Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments. On the effective date of an increase, the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of such commitments.
2.2.    [Reserved].
2.3.    Letter of Credit Facility.
2.3.1.    Issuance of Letters of Credit. Issuing Bank shall issue Letters of Credit from time to time until the Commitment Termination Date, on the terms set forth herein, including the following:
(a)    Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Agent or Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

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(b)    Letters of Credit may be requested by a Borrower to support obligations incurred by a Borrower or any other Obligor in the Ordinary Course of Business, or as otherwise approved by Agent. Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, except that Issuing Bank may require a new LC Application in its discretion.
(c)    Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. Issuing Bank shall be fully subrogated to the rights and remedies of any beneficiary whose claims against Borrowers are discharged with proceeds of a Letter of Credit. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.
(d)    In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may use legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.
(e)    Notwithstanding anything herein to the contrary, Barclays Bank PLC will only issue standby Letters of Credit and shall have no obligation hereunder to issue, and shall not issue, any commercial or trade Letters of Credit.
2.3.2.    Reimbursement; Participations.
(a)    If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6.2 are satisfied.

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(b)    Each Lender hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations outstanding from time to time. Issuing Bank is issuing Letters of Credit in reliance upon this participation. If Borrowers do not make a payment to Issuing Bank when due hereunder, Agent shall promptly notify Lenders and each Lender shall within one Business Day after such notice pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall provide copies of Letters of Credit and LC Documents in its possession at such time.
(c)    The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by Issuing Bank of a requirement that exists for its protection (and not a Borrower’s protection) or that does not materially prejudice a Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to any Letter of Credit, Collateral, LC Document or Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.
(d)    No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence or willful misconduct. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Lenders.
2.3.3.    Cash Collateral. Subject to Section 2.1.5, if at any time (a) an Event of Default exists, (b) the Commitment Termination Date occurs, or (c) five (5) Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize all outstanding Letters of Credit. Borrowers shall, at Issuing Bank’s or Agent’s request at any time, Cash Collateralize the Fronting Exposure of any Defaulting Lender. If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6.2 are satisfied). If Borrowers are required to provide any amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrowers promptly after all Events of Default have been waived.
2.3.4.    Resignation of Issuing Bank. Issuing Bank may resign at any time upon notice to Agent and Borrowers, and any resignation of Agent hereunder shall automatically constitute its concurrent resignation as Issuing Bank. From the effective date of such resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall otherwise

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continue to have all rights and obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Event of Default exists, shall be reasonably acceptable to Borrowers.
2.3.5.    Existing Letters of Credit. Any Letter of Credit Listed on Schedule 1.2 shall be deemed to have been issued pursuant hereto as of the Closing Date and shall be subject to and governed by the terms and conditions hereof.
SECTION 3.    INTEREST, FEES AND CHARGES
3.1.    Interest.
3.1.1.    Rates and Payment of Interest.
(a)    The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other past due Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans.
(b)    During an Insolvency Proceeding with respect to any Borrower, or during an Event of Default pursuant to Section 11.1(a) if Agent or Required Lenders in their discretion so elect, past due Obligations shall bear interest at the Default Rate (whether before or after any judgment), payable on demand.
(c)    Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers, and shall in no event be less than zero at any time. Interest accrued on Base Rate Loans shall be due and payable in arrears, (i) on the first day of each Fiscal Quarter; (ii) on any date of prepayment, with respect to the principal amount being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on LIBOR Loans shall be due and payable in arrears, (i) on the last day of the Interest Period, or for Interest Periods greater than 3 months, quarterly; (ii) on any date of prepayment, with respect to the principal amount being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents or, if no payment date is specified, on demand.
3.1.2.    Application of LIBOR to Outstanding Loans.
(a)    Borrowers may on any Business Day elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.
(b)    To convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least two Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Subject to Section 3.5 and Section 3.6, each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period for any LIBOR Loan, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loan into a Base Rate Loan. Agent does not warrant or accept responsibility for, nor shall it have any

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liability with respect to, administration, submission or any other matter related to any rate described in the definition of LIBOR.
3.1.3.    Interest Periods. In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, 90 or 180 days (if available from all Lenders); provided, however, that:
(a)    the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end.
(b)    if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and
(c)    no Interest Period shall extend beyond the Revolver Termination Date.
3.1.4.    Interest Rate Not Ascertainable. If, due to any circumstance affecting the London interbank market, Agent determines that adequate and fair means do not exist for ascertaining LIBOR on any applicable date or that any Interest Period is not available on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make affected LIBOR Loans shall be suspended and no further Loans may be converted into or continued as such LIBOR Loans. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.
3.2.    Fees.
3.2.1.    Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily Revolver Usage during any Fiscal Quarter. Such fee shall be payable in arrears, on the first day of each Fiscal Quarter and on the Commitment Termination Date.
3.2.2.    LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable quarterly in arrears, on the first day of each Fiscal Quarter; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, which fee shall be payable quarterly in arrears, on the first day of each Fiscal Quarter; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.
3.2.3.    [Reserved].
3.2.4.    Fee Letters. Borrowers shall pay all fees set forth in any fee letter signed by a Borrower which is executed in connection with this Agreement.
3.3.    Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of

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360 days (365 days or 366 days, as applicable for Base Rate Loans). Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.
3.4.    Reimbursement Obligations. Obligors shall pay all Extraordinary Expenses promptly upon written request (including documentation reasonably supporting such request). Borrowers shall also reimburse (a) (i) Agent (and with respect to clause (a)(i)(B), during the continuation of an Event of Default, the Lenders) for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees and expenses (which in the case of clauses (A) and (B) of this Section 3.4(a)(i), includes such fees and expenses of one (1) lead counsel for Agent and Lenders, one (1) additional local counsel in each applicable jurisdiction, and with respect to clause (a)(i)(B), solely in the case of a conflict of interest, one (1) additional counsel to Agent and the affected Lenders) incurred by it in connection with (A) negotiation and preparation of any Loan Documents, including any modification thereof; and (B) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; (b) subject to the limits of Section 10.1.1(b), Agent for all reasonable and documented fees and expenses associated with any examination or appraisal with respect to any Obligor or Collateral by Agent’s personnel or a third party; and (c) while an Event of Default exists, Agent for all reasonable and documented out-of-pocket fees and expenses of other advisors and professional engaged by Agent. If, for any reason (including inaccurate reporting in any Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall promptly pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due promptly following written demand as set forth herein.
3.5.    Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to perform any of its obligations hereunder, to make, maintain, fund or charge applicable interest or fees with respect to any Loan or Letter of Credit, or to determine or charge interest based on LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to perform such obligations, to make, maintain or fund the Loan or participate in the Letter of Credit (or to charge interest or fees with respect thereto), or to continue or convert Loans as LIBOR Loans, shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay the applicable Loan, Cash Collateralize the applicable LC Obligations or, if applicable, convert LIBOR Loan(s) of such Lender to Base Rate Loan(s), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the LIBOR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain the LIBOR Loan. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.6.    Inability to Determine Rates.

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(a)    ~~. Agent will promptly notify Borrower Agent and Lenders if,~~If in connection with any ~~Loan or~~ request for a LIBOR Loan or a conversion to or continuation thereof, (~~a~~i) the Agent determines that (~~i~~A) Dollar deposits are not being offered to banks in the London interbank ~~Eurodollar~~eurodollar market for the applicable ~~Loan~~ amount ~~or~~and Interest Period of such LIBOR Loan, or (~~ii~~B) (1) adequate and reasonable means do not exist for determining the LIBOR Rate for ~~the~~ any requested Interest Period~~; or (b)~~ with respect to a proposed LIBOR Loan or in connection with an existing or proposed Base Rate Loan and (2) the circumstances described in Section 3.6(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Agent or the Required Lenders determine that for any reason ~~that~~ LIBOR Rate for ~~the~~ any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding ~~the~~such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders~~’ obligations~~ to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans ~~and~~or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR component of the Base Rate, the utilization of the LIBOR component ~~(if affected)~~ in determining the Base Rate shall be suspended, in each case until the Agent ~~(~~ (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.6(a), until the Agent upon instruction ~~by~~of the Required Lenders) ~~withdraws the~~revokes such notice. Upon receipt of such notice, the Borrower ~~Agent~~ may revoke any pending request for a ~~LIBOR Loan~~Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have ~~requested a~~converted such request into a request for a Borrowing of Base Rate ~~Loan~~Loans in the amount specified therein.
(b)    Notwithstanding the foregoing, if the Agent has made the determination described in clause (a)(i) of this Section 3.6, the Agent in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section 3.6, (ii) the Agent or the Required Lenders notify the Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Agent and the Borrower written notice thereof.
(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Sections 3.6(a) and (b) above, if the Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Borrower or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that:
(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over the Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent,

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that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or
(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.6, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Borrower may amend this Agreement solely for purpose of replacing LIBOR in accordance with this Section 3.6 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.
(d)    If no LIBOR Successor Rate has been determined and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods), and (ii) the LIBOR Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.
(e)    Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than one percent (1%) per annum for purposes of this Agreement.
(f)    In connection with the implementation of a LIBOR Successor Rate, the Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.
(g)    For purposes hereof:

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(i)    “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement);
(ii)    “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement;
(iii)    “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website and that has been selected or recommended by the Relevant Governmental Body;
(iv)    “SOFR-Based Rate” means SOFR or Term SOFR; and
(v)    “Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Agent”) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body ,in each case as published on an information service as selected by the Agent from time to time in its reasonable discretion.
3.7.    Increased Costs; Capital Adequacy.
3.7.1.    Increased Costs Generally. If any Change in Law shall:
(a)    impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating LIBOR) or Issuing Bank;
(b)    subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(c)    impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense (in each case, other than Taxes) affecting any Loan, Letter of Credit, participation in LC Obligations, Commitment or Loan Document;
and the result thereof shall be to increase the cost to a Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to a Lender

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or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.
3.7.2.    Capital Requirements. If a Lender or Issuing Bank determines that a Change in Law affecting such Lender or Issuing Bank or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations or Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.
3.7.3.    LIBOR Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrowers’ receipt of the notice.
3.7.4.    Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.
3.8.    Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.9, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall promptly pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
3.9.    Funding Losses. If for any reason (a) any Borrowing, conversion or continuation of a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a LIBOR Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds

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or termination of match funding. For purposes of calculating amounts payable under this Section, a Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Loan was in fact so funded.
3.10.    Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 4.    LOAN ADMINISTRATION
4.1.    Manner of Borrowing and Funding Revolver Loans.
4.1.1.    Notice of Borrowing.
(a)    To request Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing by 11:00 a.m. (i) on the requested funding date, in the case of Base Rate Loans, and (ii) at least two Business Days prior to the requested funding date, in the case of LIBOR Loans. Notices received by Agent after such time shall be deemed received on the next Business Day. Subject to Section 3.5 and Section 3.6, each Notice of Borrowing shall be irrevocable and shall specify (A) the Borrowing amount, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan or LIBOR Loan, and (D) in the case of a LIBOR Loan, the applicable Interest Period (which shall be deemed to be 30 days if not specified).
(b)    Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligation (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for a Base Rate Revolver Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Agent may, at its option, charge such amount against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.
(c)    If a Borrower maintains a controlled disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Revolver Loan on the presentation date, in the amount of the Payment Item. Proceeds of the Loan may be disbursed directly to the account or other applicable account.
4.1.2.    Fundings by Lenders. Except for Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. on the proposed funding date for a Base Rate Loan or by 3:00 p.m. two Business Days before a proposed funding of a LIBOR Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 3:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds in a manner directed

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by Borrower Agent and acceptable to Agent. Unless Agent receives (in sufficient time to act) written notice from a Lender that it will not fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. A Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.
4.1.3.    Swingline Loans; Settlement.
(a)    Generally. To fulfill any request for a Base Rate Revolver Loan hereunder, Agent may in its discretion advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of 10% of the aggregate Revolver Commitments. Swingline Loans shall constitute Revolver Loans for all purposes, except that payments thereon shall be made to Agent for its own account until Lenders have funded their participations therein as provided below.
(b)    Settlement. Settlement of Loans, including Swingline Loans, among Lenders and Agent (which settlement is solely among them and not for the benefit of or enforceable by the Borrower) shall take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrowers or anything herein to the contrary. Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time until settled. If a Swingline Loan cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or for any other reason, each Lender shall pay the amount of its participation in the Loan to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6.2 are satisfied.
4.1.4.    Notices.If Borrowers request, convert or continue Loans, select interest rates or transfer funds based on telephonic or electronic instructions to Agent, Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, as applicable. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or electronic instructions from a person believed in good faith to be authorized to give such instructions on a Borrower’s behalf.
4.2.    Defaulting Lender. Notwithstanding anything herein to the contrary:
4.2.1.    Reallocation of Pro Rata Share; Amendments.For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent may in its discretion reallocate Pro Rata shares of Loans and Letters of Credit by excluding a Defaulting Lender’s Commitments and Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

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4.2.2.    Payments; Fees.Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.
4.2.3.    Status; Cure.Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares of Loans and Letters of Credit. Unless expressly agreed by Borrowers, Agent and Issuing Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Commitments and Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.
4.3.    Number and Amount of LIBOR Loans; Determination of Rate. Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, plus an increment of $500,000 in excess thereof. No more than seven (7) Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.
4.4.    Borrower Agent Each Borrower hereby designates Parent (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, delivery of Borrower Materials, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Borrower agrees

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that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking by Borrower Agent shall be binding upon and enforceable against such Borrower.
4.5.    One Obligation. The Loans, LC Obligations and other Obligations constitute one general obligation of Obligors and are secured by Agent’s Lien on all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Obligor to the extent of any Obligations jointly or severally owed by such Obligor.
4.6.    Effect of Termination. On the effective date of the termination of all Commitments, the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products. Until Full Payment, all undertakings of Obligors contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Notwithstanding Full Payment, in the event Agent has incurred any damages as a result of the dishonor or return of any Payment Item previously applied to the Obligations, Agent’s Liens shall not be terminated until Agent receives (a) a written agreement, executed by Borrowers indemnifying Agent and Lenders from any such damages or (b) such Cash Collateral as Agent, in its Permitted Discretion, deems necessary to protect against such damages. Upon Full Payment (other than contingent obligations for which no claims have been asserted), Agent shall execute and deliver any and all releases of Liens, termination statements or other documents reasonably requested by Borrowers and/or file such instruments, releases, UCC-3 filings and other documents as requested by the Borrowers to evidence such release, all at the sole expense of the Borrowers. Upon Full Payment, all promissory note(s) to delivered to a Lender pursuant to Section 2.1.2 shall be deemed automatically cancelled and of no further force or effect and the recipient of any such promissory note(s) shall, upon reasonable request of Borrower Agent, return such promissory note(s) to Borrower Agent. Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2, this Section 4.6, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment.
SECTION 5.    PAYMENTS
5.1.    General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and, except as provided by Applicable Law, without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.
5.2.    Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time in a minimum amount of $1,000,000, or an increment of $500,000 in excess thereof, without penalty or premium other than all amounts due under Section 3.9, with prior written notice by Borrower Agent to Agent. Subject to Section 2.1.5, if an Overadvance exists at any time, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay Revolver Loans in an amount sufficient to reduce Revolver Usage to the Borrowing Base. If any Asset Disposition includes the disposition of Accounts or Inventory, Borrowers shall apply Net Proceeds to repay Revolver Loans equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in Borrowing Base resulting from the disposition.
5.3.    [Reserved].

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5.4.    Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Obligors as provided in the applicable Loan Documents or, if no payment date is specified, promptly upon written demand in accordance with the terms hereof.
5.5.    Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.
5.6.    Application and Allocation of Payments.
5.6.1.    Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans; (b) third, to other Obligations specified by Borrowers; and (c) fourth, as determined by Agent in its discretion.
5.6.2.    Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default under Section 11.1(j), or during any other Event of Default at the discretion of Agent or Required Lenders, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:
(a)    first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;
(b)    second, to all other amounts owing to Agent, including Swingline Loans, Protective Advances, and Loans and participations that a Defaulting Lender has failed to settle or fund;
(c)    third, to all amounts owing to Issuing Bank;
(d)    fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;
(e)    fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest;
(f)    sixth, to all Loans, to Cash Collateralize all LC Obligations and to Secured Bank Product Obligations arising under Hedge Agreements (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;
(g)    seventh, to all other Secured Bank Product Obligations;
(h)    eighth, to all remaining Obligations; and

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(i)    last, to the Obligors.
Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero. The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.
5.6.3.    Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).
5.7.    Dominion Account. During any Dominion Trigger Period, the ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day. Any resulting credit balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Event of Default exists.
5.8.    Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.
5.9.    Taxes.
5.9.1.    Payments Free of Taxes; Obligation to Withhold; Tax Payment.
(a)    All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent or an Obligor in its good faith discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding.
(b)    Subject to Section 5.9.1(a), if Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of

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Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(c)    If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent any such withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
5.9.2.    Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.
5.9.3.    Tax Indemnification.
(a)    Each Obligor shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Obligor shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to Agent as required pursuant to paragraph (b) of this Section; provided that, such Lender or Issuing Bank shall indemnify the applicable Obligor and shall make payment in respect thereof, within 10 days after written demand therefor, to the extent of any payment by such Obligor to the Agent pursuant to this sentence with respect to Taxes described in clauses (ii) and (iii) of Section 5.9.3(b). Each Obligor shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrower Agent by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.
(b)    Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Obligors have not already paid or reimbursed Agent therefor and without limiting Obligors’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.
5.9.4.    Evidence of Payments. As soon as practicable after payment by an Obligor of any Taxes pursuant to this Section, Borrower Agent shall deliver to Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy

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of any return required by Applicable Law to report the payment or other evidence of payment satisfactory to Agent in its Permitted Discretion.
5.9.5.    Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion exercised in good faith that it has received a refund of Taxes that were indemnified by Borrowers or with respect to which a Borrower paid additional amounts pursuant to this Section, it shall pay the amount of such refund to Borrowers (but only to the extent of indemnity payments or additional amounts actually paid by Borrowers with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Obligors shall, upon request by the Recipient, repay to the Recipient such amount paid over to Obligors (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.
5.9.6.    Survival. Each party’s obligations under Sections 5.9 and 5.10 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.
5.10.    Lender Tax Information.
5.10.1.    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrower Agent and Agent properly completed and executed documentation reasonably requested by Borrower Agent or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Agent or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.
5.10.2.    Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,
(a)    Any Lender that is a U.S. Person shall deliver to Borrower Agent and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon

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reasonable request of Borrowers or Agent), executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(b)    Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed copies of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable); or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable), a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more of its direct or indirect partners is claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such partner;
(c)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and
(d)    if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrower Agent and Agent, at the time(s) prescribed by law and otherwise upon reasonable request, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be appropriate for Borrowers or Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to

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determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.
5.10.3.    Status of Agent. On or before the date of this Agreement, the Agent (or any successor or replacement Agent, on or before the date on which it becomes an Agent hereunder), shall deliver to the Borrower to executed copies of IRS Form W-9.
5.10.4.    Redelivery of Documentation. If any form or certification previously delivered by a Lender or Agent pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender or Agent shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.
5.11.    Guarantees; Joint and Several Liability of Obligors.
5.11.1.    Joint and Several Liability. Each Obligor agrees that it is jointly and severally liable for, and absolutely and unconditionally, and jointly and severally, guarantees to Agent and the other Secured Parties the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each Obligor agrees that its guaranty of the Obligations as an Obligor hereunder constitutes a continuing guaranty of payment and performance and not of collection, that such guaranty shall not be discharged until Full Payment, and that such guaranty is absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Agent or any other Secured Party in respect thereof (including the release of any security or guaranty); (d) the insolvency of any other Obligor; (e) any election by Agent or any other Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.
5.11.2.    Waivers.
(a)    Each Obligor expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or any other Secured Party to marshal assets or to proceed against any other Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Obligor. Each Obligor waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is an Obligor. It is agreed among each Obligor, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Obligor

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acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(b)    Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Obligor or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Obligor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Obligor might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Obligor shall not impair any other Obligor’s obligation to pay the full amount of the Obligations. Each Obligor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Obligor’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
5.11.3.    Extent of Liability; Contribution.
(a)    Notwithstanding anything herein to the contrary, each Obligor’s liability under this Section 5.11 shall not exceed the greater of (i) all amounts for which such Obligor is primarily liable, as described in clause (c) below, and (ii) such Obligor’s Allocable Amount.
(b)    If any Obligor makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Obligor is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Obligor, exceeds the amount that such Obligor would otherwise have paid if each Obligor had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Obligor’s Allocable Amount bore to the total Allocable Amounts of all Obligors, then such Obligor shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Obligor for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Obligor shall be the maximum amount that could then be recovered from such Obligor under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(c)    Section 5.11.3(a) shall not limit the liability of any Obligor to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Obligor), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such

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Obligor shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.
(d)    Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.11 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.
5.11.4.    Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.
5.11.5.    Subordination. Each Obligor hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor or such other Obligor’s assets, howsoever arising, to the Full Payment of its Obligations.
SECTION 6.    CONDITIONS PRECEDENT
6.1.    Conditions Precedent to Closing Date. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:
(a)    As required by Agent to be executed as of the Closing Date, each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto.
(b)    All filings or recordations necessary to perfect the Agent’s Liens in the Collateral (other than any such filings to occur after the Closing Date in accordance with the terms hereof) shall have been made, and Agent shall have received UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

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(c)    Parent shall have consummated a Qualified IPO which results in gross proceeds to Parent of at least $90,000,000 and, in any event, in an amount sufficient to provide for the payment in full of all fees, costs and expenses incurred in respect of the Qualified IPO and the closing of this credit facility.
(d)    Agent shall have received a duly executed Deposit Account Control Agreement for each of Obligor’s Deposit Accounts (other than Excluded Accounts) in existence on the Closing Date, to the extent requested by the Agent.
(e)    Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of Parent certifying on behalf of each Borrower that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Section 9 are true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties refer to a specified date, in which case the same shall continue on the Closing Date to be true and correct as of the applicable specified date (or, in the event such representations and warranties are qualified by materiality or Material Adverse Effect or language of similar import, such representations shall be true and correct in all respects as of the Closing Date).
(f)    Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents on behalf of such Obligor. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.
(g)    Agent shall have received a written opinion of (i) Vinson & Elkins LLP, counsel to the Obligors and (ii) McAfee & Taft, Oklahoma counsel to the Obligors, in each case, in form and substance satisfactory to Agent in its Permitted Discretion.
(h)    Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.
(i)    Agent shall have received certificates of insurance for the insurance policies carried by Borrowers, all in compliance with the Loan Documents.
(j)    Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2016.
(k)    Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date to the extent invoiced at least one (1) Business Day prior thereto.

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(l)    The Existing PIK Notes shall have been, or shall simultaneously be, repaid, terminated or converted; provided that the amounts thereof payable in cash shall not exceed $13,000,000, and all other existing Debt for Borrowed Money of the Obligors shall have been paid in full.
(m)    Agent shall have received a Borrowing Base Report prepared as of January 31, 2018. Upon giving effect to the Qualified IPO referenced in Section 6.1(c), the calculation of (i) Availability, less (ii) an amount equal to all amounts due and owing to any of Borrowers’ trade creditors which are outstanding more than thirty (30) days after the original invoice date, shall be at least $50,000,000.
The Agent shall notify the Borrower Agent and the Lenders of the Closing Date, and such notice shall be conclusive and binding.
6.2.    Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall in no event be required to make any credit extension hereunder (including funding any Loan, arranging any Letter of Credit, or granting any other accommodation to or for the benefit of any Borrower), if the following conditions are not satisfied on such date and upon giving effect thereto:
(a)    No Default or Event of Default exists;
(b)    The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects on the date of, and upon giving effect to, such funding, issuance or grant (unless such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects, and/or (ii) limited to an earlier date, in which case such representation or warrant shall remain true and correct in all respects or in all material respects, as applicable, as of such earlier date);
(d)    With respect to a Letter of Credit issuance, all LC Conditions are satisfied;
(e)    The Revolver Usage shall be less than or equal to the aggregate Revolver Commitments; ~~and~~
(f)    After giving effect to such credit extension (and the application of the proceeds thereof), the aggregate amount of cash and Cash Equivalents held by Obligors shall not exceed $20,000,000 in the aggregate; and
(g)    The Revolver Usage shall be less than or equal to the Borrowing Base.
Each request (or deemed request) by a Borrower for any credit extension shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension.
SECTION 7.    COLLATERAL
7.1.    Grant of Security Interest. To secure the prompt payment and performance of its Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all personal Property of such Obligor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:
(a)    all Accounts;

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(b)    all Chattel Paper, including electronic chattel paper;
(c)    all Commercial Tort Claims, including those shown on Schedule 9.1.16;
(d)    all Deposit Accounts;
(e)    all Documents;
(f)    all General Intangibles, including Intellectual Property;
(g)    all Goods, including Inventory and Equipment;
(h)    all Instruments;
(i)    all Investment Property;
(j)    all Letter-of-Credit Rights;
(k)    all Supporting Obligations;
(l)    all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;
(m)    all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and
(n)    all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.
Notwithstanding the foregoing, Collateral shall not include any Excluded Property.
7.2.    Lien on Deposit Accounts; Cash Collateral.
7.2.1.    Deposit Accounts. To further secure the prompt payment and performance of its Obligations, each Obligor hereby grants to Agent a continuing security interest in and Lien upon all amounts credited to any Deposit Account (other than an Excluded Account) of such Obligor, including sums in any blocked, lockbox, sweep or collection account. Each Obligor hereby authorizes and directs each bank or other depository that maintains such Deposit Account to deliver to Agent, during any Dominion Trigger Period (if so requested by Agent), all balances in any Deposit Account (other than an Excluded Account) maintained for such Obligor, without inquiry into the authority or right of Agent to make such request.
7.2.2.    Cash Collateral. Cash Collateral may be invested, at Agent’s discretion (with the consent of Borrower Agent, provided no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. As security for its Obligations, each Obligor hereby grants to Agent a security interest in and Lien upon all Cash Collateral delivered hereunder from time to time, whether held in a segregated cash collateral account or otherwise. Agent may apply Cash Collateral to payment of such Obligations as they become due, in accordance with Section 5.6. All Cash Collateral and related deposit accounts shall be under the sole dominion and control of Agent, and no Obligor or other Person shall have

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any right to any Cash Collateral until Full Payment or such amounts are due to be returned to the Borrowers in accordance with the terms of this Agreement.
7.3.    [Reserved].
7.4.    Other Collateral.
7.4.1.    Commercial Tort Claims. Obligors shall promptly notify Agent in writing if any Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $1,000,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent, subject to Permitted Liens.
7.4.2.    Certain After-Acquired Collateral. Obligors shall promptly notify Agent in writing if, after the Closing Date, any Obligor obtains any interest in any Collateral consisting of (a) Deposit Accounts (other than Excluded Accounts) and (b) Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights, with a value in excess of $1,000,000, in the aggregate; and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien (subject to Permitted Liens) upon such Collateral, including using commercially reasonable efforts to obtain any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s request, Obligors shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent subject to Permitted Liens, upon such Collateral.
7.5.    Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.
7.6.    Further Assurances. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Obligors shall deliver such instruments and agreements, and shall take such actions, as Agent deems appropriate in its Permitted Discretion under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.
SECTION 8.    COLLATERAL ADMINISTRATION
8.1.    Borrowing Base Reports. By the 20th day of each month (or by Wednesday of each calendar week during any Reporting Trigger Period), Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business of the previous month (or as of the close of business on the last Business Day of the previous calendar week during any Reporting Trigger Period). All information (including calculation of Availability) in a Borrowing Base Report shall be certified by Borrower Agent. Agent may from time to time adjust such report in its Permitted Discretion (a) to reflect Agent’s reasonable estimate of declines in value of Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution,

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quality, mix and other factors affecting Collateral; and (c) to the extent any information or calculation does not comply with this Agreement.
8.2.    Accounts.
8.2.1.    Records and Schedules of Accounts. Each Obligor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each Obligor shall also provide to Agent, on or before the 20th day of each month (or by Wednesday of each calendar week during any Reporting Trigger Period), a detailed accounts receivable aging of all Accounts as of the end of the preceding month (or as of the close of business on the last Business Day of the previous calendar week during any Reporting Trigger Period), specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may request in its Permitted Discretion. If Accounts in an aggregate face amount of $1,000,000 or more cease to be Eligible Billed Accounts and Eligible Unbilled Accounts, Borrower Agent shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.
8.2.2.    Taxes. If an Account of any Obligor includes a charge for any Taxes then due and payable, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Obligor and to charge Obligors therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligors or with respect to any Collateral.
8.2.3.    Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any reasonable time determined in Agent’s Permitted Discretion, in the name of Agent, any designee of Agent or any Obligor, to verify the validity, amount or any other matter relating to any Accounts of Obligors by mail, telephone or otherwise. Obligors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.
8.2.4.    Maintenance of Dominion Account. Obligors shall maintain one or more Dominion Accounts (which are not Excluded Accounts) pursuant to lockbox or other arrangements acceptable to Agent. Obligors shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account (other than Excluded Accounts), which may be exercised by Agent (unless otherwise elected by Agent, in its sole discretion) during any Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving or subordinating offset rights of such servicer or bank, except for customary administrative charges. If such Dominion Account is not maintained with Agent, Agent, in its sole discretion, may, during any Dominion Trigger Period, require (unless otherwise elected by Agent, in its sole discretion) immediate transfer of all funds in such account to a Dominion Account maintained with Agent. Agent and Lenders assume no responsibility to Obligors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank. Notwithstanding the foregoing, Obligors obligations with respect to this Section 8.2.4 are subject to Sections 10.1.9 and 10.1.10.
8.2.5.    Proceeds of Collateral. Obligors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Deposit Account subject to a Deposit Account Control Agreement. If any Obligor

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receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into such a Deposit Account. Notwithstanding the foregoing, Obligors obligations with respect to this Section 8.2.5 are subject to Sections 10.1.9 and 10.1.10.
8.3.    Inventory.
8.3.1.    Records and Reports of Inventory. Each Obligor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on or before the 20th day of each month (or by Wednesday of each calendar week during any Reporting Trigger Period). Each Obligor shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count, provided that Agent shall be reimbursed for its participation only in connection with inspections in accordance with Section 10.1.1.
8.3.2.    Returns of Inventory. No Obligor shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $2,500,000; and (d) any net cash payment received by an Obligor for a return is promptly remitted to Agent for application to the Obligations.
8.3.3.    Acquisition, Sale and Maintenance. No Obligor shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law in all material respects, including the FLSA. No Obligor shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require an Obligor to repurchase such Inventory, other than in the Ordinary Course of Business. Obligors shall use, store and maintain all material Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law in all material respects, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations owned or leased by Obligors where any material Collateral is located.
8.4.    Equipment.
8.4.1.    Records and Schedules of Equipment. Each Obligor shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request in its Permitted Discretion (but not more than once per calendar quarter), a current schedule thereof, in form satisfactory to Agent in its Permitted Discretion.
8.4.2.    Dispositions of Equipment. No Obligor shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than a Permitted Asset Disposition.

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8.4.3.    Condition of Equipment. The material Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the material Equipment is preserved at all times, reasonable wear and tear excepted.
8.5.    Deposit Accounts. Schedule 8.5 shows all Deposit Accounts maintained by Obligors, including Dominion Accounts, as of the Closing Date. Subject to Sections 10.1.9 and 10.1.10, each Obligor shall take all actions necessary to establish Agent’s first priority Lien (subject to Permitted Liens) on each Deposit Account (other than an Excluded Account). Obligors shall be the sole account holders of each Deposit Account and shall not allow any Person (other than Agent and the depository bank) to have control over their Deposit Accounts or any Property deposited therein. Obligors shall promptly notify Agent of any opening or closing of a Deposit Account.
8.6.    General Provisions.
8.6.1.    Location of Collateral. All Inventory constituting Collateral, other than Inventory (i) in transit, (ii) located at the site of one of Obligor’s customers, (iii) out for processing, or (iv) out for repair, refurbishment, processing, or in the possession of employees in the Ordinary Course of Business, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1 (as amended from time to time) except that Obligors may (a) make sales or other dispositions of Inventory in accordance with Section 10.2.6, (b) move Inventory to any location in the United States, and (c) move Inventory in the Ordinary Course of Business.
8.6.2.    Insurance of Collateral; Condemnation Proceeds.
(a)    Each Obligor shall maintain insurance with respect to the Collateral and the Properties and businesses of the Obligors, in each case, with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Obligors. From time to time upon request, Obligors shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. No later than thirty (30) days after the Closing Date, unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lender loss payee or additional insured, as applicable; (ii) to the extent available, requiring 30 days’ prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) to the extent available, specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor. Each Obligor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent to the extent required by this Agreement. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.
(b)    Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) relating to any Collateral and any awards arising from condemnation of any Collateral shall be paid to Agent to be applied, subject to clause (c) below, to payment of the Revolver Loans, and then to other Obligations.
(c)    If requested by Obligors in writing within fifteen (15) days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Collateral to repair, replace or restore the insured property which was the subject of the insurable loss to a condition better than

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or at least as good as the condition of such insured property immediately prior to such loss (a “Restoration”) within one hundred eighty (180) days of such insurable loss, Agent will apply such insurance proceeds or condemnation awards to the Loan and Agent shall implement a reserve equal to the amount of such insurance proceeds or condemnation awards pursuant to part (e) of the definition of “Availability Reserves.” Borrowers may request Loans in the amount of the insurance proceeds or condemnation awards (or such portion thereof) to pay to repair or replace such Collateral (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (iii) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (iv) Obligors comply with disbursement procedures for such repair or replacement as Agent may require in its Permitted Discretion; (v) the Obligors agree to use the proceeds of the Loan to pay the cost of such Restoration; and (vi) all conditions to funding set forth in Section 6.2 have been satisfied.
8.6.3.    Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.
8.6.4.    Defense of Title. Each Obligor shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.
8.7.    Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated. Agent, or Agent’s designee, may, without notice and in either its or a Obligor’s name, but at the cost and expense of Obligors:
(a)    Endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and
(b)    During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance

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or other instrument for which an Obligor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents.
SECTION 9.    REPRESENTATIONS AND WARRANTIES
9.1.    General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants that:
9.1.1.    Organization and Qualification. Each Obligor and Restricted Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor and Restricted Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an EEA Financial Institution.
9.1.2.    Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract except to the extent such violation or failure could not reasonably be expected to result in a Material Adverse Effect; or (d) result in or require imposition of a Lien (other than Permitted Liens) on any Obligor’s Property.
9.1.3.    Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
9.1.4.    Capital Structure. Schedule 9.1.4 shows, as of the Closing Date, for each Obligor and Subsidiary, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. As of the Closing Date, except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Obligor or Subsidiary has acquired any substantial assets from any other Person other than in the Ordinary Course of Business, nor been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien and other Permitted Liens, and all such Equity Interests are, to the extent applicable, duly issued, fully paid and non-assessable. As of the Closing Date, except as disclosed on Schedule 9.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or Subsidiary.
9.1.5.    Title to Properties; Priority of Liens. Each Obligor and Restricted Subsidiary has good title to all of its material personal Property, including all such Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Property for its intended purposes. Each Obligor and Restricted Subsidiary has paid and discharged all lawful material claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. To the extent required by the Loan Documents, all Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

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9.1.6.    Accounts. Agent may rely, in determining which Accounts are Eligible Billed Accounts and Eligible Unbilled Accounts, on all statements and representations made by Obligors with respect thereto. Obligors warrant, with respect to each Account shown as an Eligible Billed Account and an Eligible Unbilled Account in a Borrowing Base Report, that:
(a)    it is genuine and in all respects what it purports to be;
(b)    it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;
(c)    it is for a sum certain, maturing as stated in the applicable invoice, a copy of which has been furnished or is available to Agent on request;
(d)    it is not subject to any offset, Lien (other than Agent’s Lien and Permitted Liens), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency of any kind;
(e)    no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Obligor is the sole payee or remittance party shown on the invoice;
(f)    no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto or in Obligors’ records with respect thereto and in the reports submitted to Agent hereunder; and
(g)    to Obligors’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Obligor’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.
9.1.7.    Financial Statements. The consolidated (and including on a consolidating basis, if requested by Agent in its Permitted Discretion, during the existence of an Excluded Subsidiary or an Unrestricted Subsidiary) balance sheets, and related statements of income, cash flow and shareholders equity, of Parent on a Consolidated Basis that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present in all material respects the financial positions and results of operations of Obligors and Restricted Subsidiaries at the dates and for the periods indicated , subject to, in the case of monthly or quarterly balance sheets and related statements, the absence of footnotes and year end audit adjustments. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time, it being acknowledged, and agreed by Lenders, however, that projections as to future events are not viewed as facts and that the actual results during the period or periods covered by said projections may differ from the projected results and that the differences may be material. Since December 31, 2016, there has been no change in the condition, financial or otherwise, of any Obligor or Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Agent or Lenders at any

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time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Each Obligor and Restricted Subsidiary is Solvent.
9.1.8.    Surety Obligations. No Obligor or Restricted Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.
9.1.9.    Taxes. Each Obligor and Restricted Subsidiary has filed all material federal, state and local tax returns and other material reports that it is required by law to file, and has paid, or made provision for the payment of, all material Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Obligor and Restricted Subsidiary is adequate in all material respects for all years not closed by applicable statutes, and for its current Fiscal Year.
9.1.10.    Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions (other than the Qualified IPO) contemplated by the Loan Documents (other than payable by any Obligor to Agent or any Lender or Affiliate thereof).
9.1.11.    Intellectual Property. Each Obligor and Restricted Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others to the extent such conflict could reasonably be expected to have a Material Adverse Effect. There is no pending or, to any Obligor’s knowledge, threatened Intellectual Property Claim with respect to any Obligor, any Restricted Subsidiary or any of their Property (including any Intellectual Property) that could reasonably be expected to have a Material Adverse Effect. All Intellectual Property registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office, or an equivalent thereof in any state of the United States or any foreign jurisdiction, that is owned by any Obligor as of the Closing Date is shown on Schedule 9.1.11.
9.1.12.    Governmental Approvals. Each Obligor and Restricted Subsidiary has obtained, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties except to the extent such failure could reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligors and Restricted Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.
9.1.13.    Compliance with Laws. Each Obligor and Restricted Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Obligor or Restricted Subsidiary under any Applicable Law that could reasonably be expected to have a Material Adverse Effect. No Inventory has been produced in violation of the FLSA.
9.1.14.    Compliance with Environmental Laws. As of the Closing Date, except as disclosed on Schedule 9.1.14, no Obligor’s or Restricted Subsidiary’s past or present operations, or Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Obligor or

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Restricted Subsidiary has received any Environmental Notice which could reasonably be expected to result in a material liability to Borrowers. No Obligor or Restricted Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it that could reasonably be expected to have a Material Adverse Effect.
9.1.15.    Restrictive Agreements; Burdensome Contracts. No Obligor or Restricted Subsidiary is a party to or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Obligor or Restricted Subsidiary is party or subject to any Restrictive Agreement, except as shown as of the Closing Date on Schedule 9.1.15 or as otherwise permitted pursuant to Section 10.2.14. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.
9.1.16.    Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened against any Obligor or Subsidiary, or any of their businesses, operations, Properties or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor or Subsidiary. Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $1,000,000). No Obligor or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.
9.1.17.    No Defaults. No event or circumstance has occurred or exists that constitutes a Default or an Event of Default. No Obligor or Restricted Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default (after giving effect to any cure or grace period and waivers or amendments thereof), under any Material Contract in any material respect or in the payment of any Borrowed Money that solely with respect to the payment of Borrowed Money, could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there is no basis upon which any party (other than an Obligor or Restricted Subsidiary) could terminate a Material Contract prior to its scheduled termination date.
9.1.18.    ERISA. Except as disclosed on Schedule 9.1.18:
(a)    Except as could not reasonably be expected to have a Material Adverse Effect: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws; and (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or prototype opinion from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Obligors, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate made all required contributions to each Pension Plan, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.
(b)    There are no pending or, to the knowledge of Obligors, threatened in writing claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

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(c)    Except as could not reasonably be expected to have a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%; and no Obligor or ERISA Affiliate knows of any reason that such percentage could reasonably be expected to drop below 60%; (iii) no Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid; (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) no Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan.
(d)    Except as could not reasonably be expected to have a Material Adverse Effect, with respect to any Foreign Plan; (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, and/or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.
9.1.19.    Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Obligor or Restricted Subsidiary and any customer or supplier, or any group of customers or suppliers that could reasonably be expected to have a Material Adverse Effect. There exists no condition or circumstance that could reasonably be expected to materially impair the ability of the Obligors, taken as a whole, to conduct their business at any time hereafter in substantially the same or similar manner as conducted on the Closing Date.
9.1.20.    Labor Relations. As of the Closing Date, except as described on Schedule 9.1.20, no Obligor or Restricted Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of any Obligor’s or Restricted Subsidiary’s employees, or, to any Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.
9.1.21.    Payable Practices. No Obligor or Restricted Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date except as disclosed in writing to (and approved by) the Agent.
9.1.22.    Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.
9.1.23.    Margin Stock. No Obligor or Restricted Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or

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carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.
9.1.24.    OFAC. No Obligor, Restricted Subsidiary, or, to the knowledge of any Obligor, any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the subject or target of any Sanction or is located, organized or resident in a Designated Jurisdiction.
9.1.25.    Anti-Corruption and Anti-Terrorism Laws. Each Obligor and Restricted Subsidiary has conducted its business in accordance in all material respects with applicable anti-corruption laws and Anti-Terrorism Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
9.1.1.    Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
9.2.    Complete Disclosure. No Loan Document (as amended, restated, amended and restated, supplemented, modified or updated as provided for herein) (including, without limitation, any financial statements delivered to Agent or Lenders at any time), other than (i) projections, budgets, estimates and other forward looking statements, and (ii) information of a general economic or general industry nature, contained, when delivered to Agent or Lenders and taken as a whole, any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading in light of all of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto). There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.
SECTION 10.    COVENANTS AND CONTINUING AGREEMENTS
10.1.    Affirmative Covenants. As long as any Commitments or Obligations are outstanding (other than contingent indemnification claims for which a claim has not been asserted), each Obligor shall, and shall (except in the case of the covenants set forth in Sections 10.1.2 and 10.1.3) cause each Restricted Subsidiary to:
10.1.1.    Inspections; Appraisals.
(a)    Keep its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP in all material respects and permit Agent from time to time, subject (unless an Event of Default exists) to reasonable prior notice and during normal business hours, to visit and inspect the Properties of any Obligor or Restricted Subsidiary, inspect, audit and make extracts from any Obligor’s or Restricted Subsidiary’s books and records, and, subject to paragraph (b) below, discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Restricted Subsidiary’s business, financial condition, assets, prospects and results of operations; provided, however, the Obligors shall, absent a continuing Event of Default, be given the opportunity to be present at any communications with their accountants. Lenders may participate in any such visit or inspection, at their own expense. Secured Parties shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Obligors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them.

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(b)    Reimburse Agent for all its charges, costs and expenses in connection with (i) examinations of Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, up to one (1) time per Loan Year (or two (2) times per Loan Year during any time in which Availability is less than the greater of (A) $~~15,500,000~~8,000,000 and (B) 25% of the Borrowing Base); and (ii) appraisals of Inventory up to one (1) time per Loan Year (or two (2) times per Loan Year during any time in which Availability is less than the greater of (A) $~~15,500,000~~8,000,000 and (B) 25% of the Borrowing Base); provided, however, that if an examination or appraisal is initiated during an Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by Borrowers without regard to such limits on examinations and appraisals (it being understood that any such examination once commenced, may be completed at Borrowers’ expense notwithstanding the cessation of such Event of Default). Obligors shall pay Agent’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) satisfactory to Agent.
10.1.2.    Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:
(a)    as soon as available, and in any event within ninety (90) days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders equity for such Fiscal Year, with respect to Parent on a Consolidated Basis (and including on a consolidating basis, if requested by Agent in its Permitted Discretion, during the existence of an Excluded Subsidiary or an Unrestricted Subsidiary), which consolidated statements shall be audited and certified (without qualification or exception as to “going concern” or scope of the audit other than with respect to, or resulting from, (i) an upcoming maturity date or (ii) any potential inability to satisfy any financial covenant on a future date or for a future period) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;
(b)     as soon as available, and in any event within forty-five (45) days after the last month in a Fiscal Quarter, Quarterly Financial Statements; provided that, if at any time (i) Availability is less than the greater of (x) $~~15,500,000~~8,000,000 and (y) 25% of the Borrowing Base, or (ii) an Event of Default has occurred and is continuing, then Monthly Financial Statements must be delivered instead, as soon as available, and in any event within thirty (30) days after the last day in any calendar month, until such time (if any) that (1) in the case of the preceding clause (i), Availability is greater than or equal to the greater of (x) $~~15,500,000~~8,000,000 and (y) 25% of the Borrowing Base or (2) in the case of the preceding clause (ii), no Event of Default exists;
(c)    [Reserved].
(d)    concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while an Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;
(e)    concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Obligors by their accountants in connection with such financial statements;

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(f)    not later than 30 days after the end of each Fiscal Year, projections of Obligors’ consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month, and for the next three Fiscal Years, year by year;
(g)    at Agent’s request, a summary listing of each Obligor’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;
(h)    promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor;
(i)    promptly following Agent’s request, after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan; and
(j)    such other reports and information (financial or otherwise) as Agent may request in its Permitted Discretion from time to time in connection with any Collateral or any Borrower’s, Restricted Subsidiary’s or other Obligor’s financial condition or business.
Information delivered pursuant to this Section 10.1.2 to Agent may be made available by Agent to Lenders by posting such information on the Platform. Information delivered pursuant to this Section 10.1.2 may also be delivered by electronic communication pursuant to procedures approved by Agent pursuant to Section 14.3 hereto. Information required to be delivered pursuant to this Section 10.1.2 shall be in a format which is suitable for transmission.
10.1.3.    Notices. Notify Agent in writing, promptly after an Obligor’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened material labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any material default under or termination of a Material Contract, the Term Loan Agreement or any other Term Debt Document, any Subordinated Debt, or any contract that relates to Debt (other than intercompany Debt) in an aggregate amount of $5,000,000 or more; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $2,500,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any material Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice that could reasonably be expected to have a Material Adverse Effect or materially impact the value of any Property of such Obligor; (i) the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect either individually or in the aggregate; (j) material notices under the Subordinated Debt (if any) or (k) material notices from Term Agent in respect of the Term Debt (if any).
10.1.4.    Landlord and Storage Agreements. Promptly following request, provide Agent with copies of all existing material agreements, and promptly after execution thereof provide Agent with copies of all future material agreements, between an Obligor and any landlord, warehouseman, processor,

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shipper, bailee or other Person that owns any premises at which any material Collateral may be kept or that otherwise may possess or handle any material Collateral.
10.1.5.    Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA and Anti-Terrorism Laws (in all material respects) and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws, which shall not be subject to the “Material Adverse Effect” qualification in this sentence) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any material Environmental Release occurs at or on any Properties of any Obligor or Restricted Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release if required by Environmental Law or otherwise necessary to preserve the material value of such Property.
10.1.6.    Taxes. Pay and discharge all material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.
10.1.7.    Maintenance of Property; Insurance.
(a)    Keep, and cause each other Obligor to keep, all material tangible personal property that is necessary in the business of each Borrower or such other Obligor or Restricted Subsidiary in good working order and condition in all material respects, except (i) for ordinary wear and tear and casualty and (ii) for damage from any fire, other casualty or condemnation.
(b)    In addition to the insurance required hereunder with respect to Collateral, maintain insurance, with financially sound and reputable insurance companies, with respect to the Properties and business of Borrowers and Restricted Subsidiaries of such type, in such amounts, and with such coverages and deductibles as required pursuant to Section 8.6.2.
10.1.8.    Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Obligors and Restricted Subsidiaries in full force and effect to the extent the failure to do so could reasonably be expected to have a Material Adverse Effect; promptly notify Agent of any proposed modification to any such License that could reasonably be expected to have a Material Adverse Effect; pay all royalties and other amounts when due under any License to the extent the failure to do so could reasonably be expected to have a Material Adverse Effect; and notify Agent of any default or breach asserted in writing by any Person to have occurred under any License that could reasonably be expected to have a Material Adverse Effect.
10.1.9.    Additional Obligors and Collateral.
(a)    (i) Notify Agent promptly after any Person becomes a Subsidiary (other than any Excluded Subsidiary but including any Unrestricted Subsidiary being reclassified as a Restricted Subsidiary) of the Parent, and promptly thereafter (and in any event within thirty (30) Business Days (or such longer date as Agent may agree)) if requested by Agent, (A) cause any such Person (other than a Foreign Subsidiary) to become a Borrower or Guarantor by executing and delivering to Agent a joinder agreement to this Agreement or such other document as Agent shall deem reasonably appropriate for such purpose, (B) subject to the requirements of Section 10.1.9(b), grant a Lien to Agent on such Person's assets which are the same

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types of assets which constitute Collateral under this Agreement to secure the Obligations, and (C) deliver to Agent documents of the types referred to in Sections 6.1(f) and 6.1(h) and if requested by Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i) of this Section 10.1.9(a)), and (ii) if any Equity Interests or Debt of such Person are owned by or on behalf of any Obligor, to pledge such Equity Interests and promissory notes evidencing such Debt, in each case in form, content and scope reasonably satisfactory to the Agent. In no event shall compliance with this Section 10.1.9 waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 10.1.9 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any such Subsidiary, an approval of such Person as a Borrower or Guarantor or permit the inclusion of any acquired assets of such Person in the computation of the Borrowing Base.
(b)    If any material assets of the type constituting Collateral are acquired by any Obligor after the Closing Date and are not subject to a Lien in favor of the Agent, notify the Agent, and the Obligors will, within sixty (60) days after such acquisition, cause such assets of the type constituting Collateral to be subjected to a Lien securing the Obligations and take such actions as shall be reasonably necessary to perfect such Liens, including actions described in Section 7.6, all at the expense of the Obligors. In no event shall compliance with this Section 10.1.9(b) waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 10.1.9(b) if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute consent to the inclusion of any such acquired assets in the computation of the Borrowing Base.
10.1.10.     Post-Closing Covenant. No later than the date that is thirty (30) days after the Closing Date, or such later date as may be agreed by Bank of America in its Permitted Discretion, Borrowers shall have established a Deposit Account at Bank of America.
10.1.11.     Anti-Corruption Laws. Conduct its business in compliance in all material respects with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.
10.1.12.    Maintenance of Existence. Subject to Section 10.2.9, maintain and preserve, and cause each other Obligor to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, other than where the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
10.1.13.    Information Regarding Collateral.
(a)    Furnish to Agent at least fifteen (15) days (or such shorter period as Agent may agree) prior written notice of any change in: (i) any Obligor's legal name; (ii) the location of any Obligor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility, but excluding in-transit Collateral, Collateral out for repair, and Collateral temporarily stored at a customer's location in connection with the providing of services to such customer); (iii) any Obligor’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Obligor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Obligors shall not effect or permit any change referred to in the preceding sentence unless the Obligors have undertaken all such action, if any, reasonably requested by

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Agent under the UCC or otherwise that is required in order for Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject to Permitted Liens) for its own benefit and the benefit of the other Secured Parties. Notwithstanding the foregoing, the requirements of this Section 10.1.13 shall not be required in connection with the change in the form of organization of Quintana LP from a Delaware limited partnership to a Delaware limited liability company so long as such change takes place within five (5) Business Days after the Closing Date.
(b)    From time to time as may be reasonably requested by Agent, the Borrower Agent shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that is required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein). Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Secured Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Obligors to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Secured Parties’ waiver of any Default resulting from the matters disclosed therein.
10.1.14.    Use of Proceeds. Each Borrower will use the proceeds of the Loans only as provided in Section 2.1.3. No part of the proceeds of any Loans or Letters of Credit hereunder will be used, by any Obligor or any of its Restricted Subsidiaries for the purpose of funding any operations in, financing any investments or activities in or making any payments in violation of Sanctions, Anti-Terrorism Laws, anti-money laundering laws, United States Foreign Corrupt Practices Act of 1977, as amended or any similar Applicable Law.
10.1.15.    Beneficial Ownership. To the extent any Obligor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Obligor that would result in a change to the list of beneficial owners identified in such certification.
10.2.    Negative Covenants. As long as any Commitments or Obligations are outstanding (other than contingent indemnification claims for which a claim has not been asserted), no Obligor shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
10.2.1.    Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:
(a)    the Obligations;
(b)    Subordinated Debt;
(c)    Permitted Purchase Money Debt;
(d)    [Reserved];

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(e)    Debt with respect to Bank Products incurred in the Ordinary Course of Business, as long as the aggregate mark-to-market obligations under Hedging Agreements do not exceed $1,000,000 at any time;
(f)    Debt (excluding Debt incurred or assumed in connection with a Permitted Acquisition) that is in existence when a Person becomes a Restricted Subsidiary or that is secured by an asset when acquired by an Obligor in accordance herewith, as long as such Debt was not incurred in contemplation of such Person becoming a Restricted Subsidiary or such acquisition, and does not exceed $2,500,000 in the aggregate at any time;
(g)    Permitted Contingent Obligations;
(h)    Refinancing Debt as long as each Refinancing Condition is satisfied;
(i)    the Term Debt so long as (i) the maximum principal amount does not exceed (x) $100,000,000 at the time of incurrence of such Debt and (y) thereafter, the maximum amount permitted under the Intercreditor Agreement and (ii) such Term Debt is subject to a satisfactory Intercreditor Agreement and Agent has approved in its Permitted Discretion and received true, correct and complete copies of all material Term Debt Documents prior to their effectiveness;
(j)    intercompany Debt to the extent permitted by Section 10.2.5;
(k)    Debt in respect of workers’ compensation claims, health, disability, or other employee benefits, property, casualty, liability or self-insurance obligations, performance bonds, export or import indemnitees or similar instruments, customs bonds, governmental contracts, leases, surety, appeal or similar bonds and completion guarantees provided by an Obligor or Restricted Subsidiary in the Ordinary Course of its Business;
(l)    Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time such debt is incurred be required to be made in accordance with Section 10.1.6;
(m)    Debt consisting of incentive, non-compete, consulting, deferred compensation, or other similar arrangements entered in the Ordinary Course of Business;
(n)    Debt in respect of netting services and overdraft protections or other cash management services in connection with deposit accounts and securities accounts, in each case in the Ordinary Course of Business;
(o)    Contingent Obligations in respect of Debt otherwise permitted under this Section 10.2.1 or in respect of obligations not constituting Debt that are permitted hereunder, in each case, subject, if applicable, to Section 10.2.6;
(p)    Contingent Obligations of an Obligor in respect of Debt of another Obligor otherwise permitted under this Section 10.2.1 or in respect of other obligations of another Obligor permitted hereunder;
(q)    Debt incurred in connection with the financing of insurance premiums in the Ordinary Course of Business;
(r)    without duplication of any other Debt, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Debt permitted hereunder;

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(s)    Debt constituting any indemnification obligation, adjustment of purchase price, earn-out obligation or other post-closing balance sheet adjustment prior to such time as it becomes a liability on the balance sheet of such Person in accordance with GAAP or that exists on the balance sheet of such Person on a non-interest bearing basis and is paid within thirty days of the date such obligation becomes a liability on the balance sheet;
(t)    Debt incurred or assumed in connection with a Permitted Acquisition and does not exceed $2,500,000 in the aggregate at any time, so long as (i) the Fixed Charge Coverage Ratio is not less than 1.00 to 1.00 on a pro forma basis and (ii) no Default or Event of Default exists or would result therefrom;
(u)    Debt incurred pursuant to any Permitted Sale-Leaseback;
(v)    accrued FAS 143 asset retirement obligations;
(w)    Debt under any Hedging Agreement to the extent such Hedging Agreement is permitted by this Agreement;
(x)    Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $10,000,000 in the aggregate at any time;
(y)    existing Debt shown on Schedule 10.2.1(y);
(z)    Permitted Ratio Debt; and
(aa)    Guarantees of any of the foregoing.
10.2.2.    Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):
(a)    Liens in favor of Agent;
(b)    Purchase Money Liens securing Permitted Purchase Money Debt;
(c)    Liens for Taxes not yet due or being Properly Contested (without regard to clause (e) of the definition of Properly Contested so long as no efforts to enforce such Liens have been commenced);
(d)    statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor;
(e)    Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, contracts (except those relating to Borrowed Money), surety, stay customs and appeal bonds, statutory obligations and similar obligations, or arising as a result of progress payments under government contracts;
(f)    Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;
(g)    Liens arising by virtue of a judgment or judicial order that do not constitute an Event of Default;

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(h)    easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;
(i)    municipal and zoning ordinances, building and other land use laws imposed by any governmental authority which are not violated in any material respect by existing improvements or the present use of Property;
(j)    leases, subleases, licenses, sublicenses granted to others in the Ordinary Course of Business;
(k)    any interest or title of a lessor or sublessor, licensor or sublicensor under any lease or license not prohibited by this Agreement or the other Security Documents, including any interest of a bailor;
(l)    normal and customary rights of setoff upon deposits in favor of depository institutions or brokerages, and Liens of a collecting bank on Payment Items in the course of collection, bankers’ Liens securing amounts owing to such bank with respect to overdrafts, cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall such Liens secure (either directly or indirectly) the repayment of any Debt (other than on account of such overdrafts, netting or cash management);
(m)    Liens on assets (other than Accounts and Inventory) acquired in a Permitted Acquisition, securing Debt permitted by Section 10.2.1(f) or Section 10.2.1(t);
(n)    contractual Liens and Liens imposed by law (other than Liens for Taxes or imposed under ERISA) such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet delinquent or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor;
(o)     Liens on unearned premiums under insurance policies in connection with the financing of insurance premiums;
(p)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by such Person in the Ordinary Course of Business in accordance with the past practices of such Person;
(q)    Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary in existence at the time such Restricted Subsidiary or property is acquired pursuant to a Permitted Acquisition; provided that (x) any Debt that is secured by such Liens is permitted hereunder and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other property or assets of the Obligors or any Restricted Subsidiaries other than the property and assets subject to such Liens at the time of such Permitted Acquisition, together with any extensions, renewals and replacements of the foregoing, so long as the Debt secured by such Liens is permitted hereunder and such extension, renewal or replacement does not encumber any additional assets or properties of the Obligors;
(r)    security given to a public or private utility or any Governmental Authority as required in the Ordinary Course of Business;

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(s)    the filing of financing statements solely as a precautionary measure in connection with operating leases or consignments;
(t)    Liens with respect to obligations that do not in the aggregate exceed $1,000,000 at any time outstanding;
(u)    the replacement, extension or renewal of any Permitted Lien; provided, that such Lien shall at no time be extended to cover any assets or property other than such assets or property subject thereto on the date such Lien was incurred;
(v)    Liens securing the Debt that is permitted under Section 10.2.1(i); provided that such Liens are at all times subject to the terms of the Intercreditor Agreement; and
(w)    existing Liens shown on Schedule 10.2.2.
(x)    any interest or title of a lessor under any lease entered into by any Obligor in the Ordinary Course of Business and covering only the assets so leased;
(y)    Liens arising out of any Permitted Sale-Leaseback;
(z)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;
(aa)    Liens encumbering Equity Interests issued by a joint venture that is not a Restricted Subsidiary and arising under rights of first offer, rights of first refusal, tag-along rights, drag-along rights, and other customary restrictions on the transfer of such Equity Interests contained in organizational documents governing the terms of such joint venture to which an Obligor is a party or by which such Person is bound;
(bb)    Liens securing obligations in an aggregate principal amount not to exceed $5,000,000; provided, that, in the event such Liens are granted in Collateral such Liens are junior in priority to the Liens granted to the Agent.
10.2.3.    [Reserved].
10.2.4.    Distributions; Upstream Payments. Declare or make any Distributions except (a) Upstream Payments, (b) dispositions by Obligors permitted hereunder, (c) so long as no Event of Default has occurred and is continuing at the time such Distributions are declared or made, Distributions not exceeding $2,500,000 during any Fiscal Year pursuant to and in accordance with stock option plans or other benefit plans for management, directors or employees of the Obligors, (d) the Parent may make Distributions to purchase, redeem, retire or otherwise acquire its Equity Interests to the extent such Distribution is made from the substantially concurrent receipt by the Parent of capital contributions or the substantially concurrent issuance of new Equity Interests of the Parent and (e) other Distributions so long as the Permitted Payment Conditions have been satisfied.
10.2.5.    Restricted Investments. Make any Restricted Investment.
10.2.6.    Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition.

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10.2.7.    [Reserved]
10.2.8.    Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Permitted Ratio Debt or Subordinated Debt, except (i) any scheduled payment, or other contractually required payment, as and when due and payable in accordance with the terms of the definitive documentation governing such Permitted Ratio Debt or Subordinated Debt (including any applicable subordination agreements), (ii) fees and expenses payable to holders of such Permitted Ratio Debt or Subordinated Debt required under the definitive documentation governing such Permitted Ratio Debt or Subordinated Debt (including any applicable subordination agreements), (iii) in connection with, and to the extent permitted hereby, any Refinancing Debt in connection with such Permitted Ratio Debt or Subordinated Debt and (iv) any other payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) so long as the Permitted Payment Conditions have been satisfied; or (b) Term Debt, except (i) any scheduled payment, or other contractually required payment, as and when due and payable in accordance with the terms of the definitive documentation governing such Term Debt (including any applicable Intercreditor Agreement), (ii) fees and expenses payable to Term Agent and Term Lenders required under the Term Loan Debt Documents, (iii) in connection with, and to the extent permitted hereby, any Refinancing Debt in connection with such Term Debt and (iii) other payments to the extent expressly permitted in the Intercreditor Agreement and (iv) any other payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) so long as the Permitted Payment Conditions have been satisfied.
10.2.9.    Fundamental Changes. (a) Unless notice is delivered in accordance with Section 10.1.13, as applicable, change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; or (b) liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, in each case in this clause (b), except for (i) mergers or consolidations of a Borrower or wholly-owned Restricted Subsidiary with or into another wholly-owned Restricted Subsidiary or Borrower, (ii) Permitted Acquisitions, (iii) mergers with any Unrestricted Subsidiary so long as the Obligor is the surviving party, (iv) liquidations which result in all of the material Property (if any) of the liquidating entity being transferred to, or acquired by, any Obligor and (v) the change in the form of organization of Quintana LP from a Delaware limited partnership to a Delaware limited liability company within five (5) Business Days after the Closing Date.
10.2.10.     Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9, 10.2.5 or 10.2.9; or permit any existing Restricted Subsidiary to issue any additional Equity Interests except (a) directors’ qualifying shares, (b) as permitted pursuant to the definition of Permitted Asset Disposition or (c) to any other Obligor.
10.2.11.     Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date to the extent such amendment, modification or change could reasonably be expected to result in a Material Adverse Effect.
10.2.12.     Tax Consolidation. File or consent to the filing of any consolidated income tax return for U.S. federal income tax purposes with any Person other than Obligors and Unrestricted Subsidiaries.

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10.2.13.     Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year without the consent of Agent.
10.2.14.     Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment, encumbrances or subletting in leases and other contracts; (d) Restrictive Agreements in effect at the time such Restricted Subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary; (e) restrictions and conditions imposed by Law or any Loan Document; (f) customary restrictions and conditions contained in agreements relating to the sale of an Obligor or an asset pending such sale, provided that such restrictions and conditions apply only to the Obligor or such asset that is to be sold and such sale is permitted under this Agreement; (g) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the Ordinary Course of Business; or (h) constituting a Term Loan Document, as amended, restated, supplemented or otherwise modified as permitted under the Intercreditor Agreement, including any Refinancing Debt in respect thereof.
10.2.15.     Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.
10.2.16.     Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities ancillary, incidental, complementary or reasonably related thereto.
10.2.17.     Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by or permitted by the Loan Documents; (b) payment of reasonable compensation and benefits to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities, and loans and investments permitted by Section 10.2.5; (c) transactions solely among Obligors; (d) transactions with Affiliates consummated prior to the Closing Date, as shown on Schedule 10.2.17; (e) transactions in furtherance of the Qualified IPO; (f) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans in each case, as permitted by this Agreement; or (g) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms and no less favorable (taken as a whole) than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.
10.2.18.     Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date, which, in any such case, would reasonably be expected to have a Material Adverse Effect.
10.2.19.     Amendments to Term Debt Documents, Permitted Ratio Debt or Subordinated Debt. Amend, supplement or otherwise modify (a) any document, instrument or agreement relating to any Permitted Ratio Debt if such modification (i) increases the principal balance of such Debt (other than as a result of the capitalization of fees and interest), or increases any required payment of principal or interest (other than as a result of the capitalization of fees and interest); (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (iii) shortens the final maturity date or otherwise

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accelerates amortization; or (iv) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect (taken as a whole) for any Obligor or Restricted Subsidiary, or that is otherwise materially adverse to any Obligor, any Restricted Subsidiary or Lenders, (b) the Term Loan Agreement except as permitted under the Intercreditor Agreement or (c) any Subordinated Debt except as permitted under the subordination agreement with respect thereto; provided that, for the avoidance of doubt, any Refinancing Debt in respect thereof which is otherwise permitted under this Agreement shall not constitute an amendment, supplement or waiver for purposes of this Section 10.2.19.
10.2.20.    Use of Proceeds. Use the proceeds of any credit extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, in violation of Section 2.1.3 of this Agreement.
10.3.    Fixed Charge Coverage Ratio. As long as any Commitments or Obligations are outstanding (other than contingent indemnification claims for which a claim has not been asserted), Borrowers shall maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 while a Covenant Trigger Period is in effect, measured as of the last day of the Measurement Period immediately prior to the Covenant Trigger Period and as of the last day of each Measurement Period ending thereafter until the Covenant Trigger Period is no longer in effect; provided that the results of operation and indebtedness of any Unrestricted Subsidiaries shall not be taken into account for purposes of compliance with this Section 10.3 (except with respect to any cash received by an Obligor from an Unrestricted Subsidiary).
SECTION 11.    EVENTS OF DEFAULT; REMEDIES ON DEFAULT
11.1.    Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:
(a)    Any Obligor fails to pay (i) any principal on its Obligations when due, or (ii) within three (3) Business Days of when due, any interest on its Obligations or any other fee, charge, amount or liability provided for herein or in the Loan Documents, in each case, whether at stated maturity, on demand, upon acceleration or otherwise;
(b)    Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect (without duplication of any material qualifier applicable thereto) when made;
(c)    An Obligor breaches or fails to perform any covenant contained in Section 7.2, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.2, 10.1.3(d), 10.2 or 10.3;
(d)    An Obligor breaches or fails to perform any other covenant contained in any Loan Documents (other than (a), (b) or (c) above), and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;
(e)    A Guarantor repudiates, revokes or attempts to revoke its guaranty under this Agreement, in each case, in writing; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent except for Collateral with a value not in excess of $2,500,000, in each case, in writing; or any Loan Document ceases to be in full

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force or effect for any reason (other than as a result of a waiver or release by Agent and Lenders or as otherwise permitted hereunder or thereunder);
(f)    Any breach or default (beyond the period of grace, if any, provided in the instrument or agreement under which the Debt was created) of an Obligor or Restricted Subsidiary occurs under any documentation evidencing or executed in connection with the Term Debt or any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations or the Term Debt) in excess of $5,000,000 that, in either case, has not been waived, if the maturity of or any payment with respect to such Debt or Term Debt may be accelerated or demanded due to such breach;
(g)    Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $5,000,000 (net of insurance coverage therefor that has not been denied by the insurer), and such final judgment(s) or order(s) shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;
(h)    A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance could reasonably be expected to have a Material Adverse Effect;
(i)    The Obligors, taken as a whole, are enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of their business; there is a cessation of any material part of the Obligors’ business for a material period of time (other than as permitted hereunder); any material Collateral or Property of the Obligors, taken as a whole, is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs (except as otherwise permitted hereunder); or the Obligor is not Solvent;
(j)    An Insolvency Proceeding is commenced by an Obligor or a Restricted Subsidiary; an Obligor or a Restricted Subsidiary makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor a Restricted Subsidiary; or an Insolvency Proceeding is commenced against an Obligor or a Restricted Subsidiary and such Obligor or Restricted Subsidiary consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by such Obligor or Restricted Subsidiary, the petition is not dismissed or stayed within 60 days after filing, or an order for relief is entered in the proceeding;
(k)    An ERISA Event occurs that has resulted or could reasonably be expected to result in a Material Adverse Effect, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor, a Restricted Subsidiary or ERISA Affiliate fails to pay when due any material installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;
(l)    An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) which, in either case, could lead to forfeiture of any material Collateral; or

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(m)    A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect.
(n)    Any Lien on Collateral with a value in excess of $2,500,000 created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected first priority Lien (subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens), other than as a result of a waiver or release by Agent and Lenders or as otherwise permitted under any Loan Document.
11.2.    Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:
(a)    declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;
(b)    terminate, reduce or condition any Commitment or adjust the Borrowing Base;
(c)    require Obligors to Cash Collateralize their LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and if Obligors fail to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6.2 are satisfied); provided, that if Borrowers are required to provide an amount of Cash Collateral pursuant to this Section 11.2, such amount (to the extent not applied in accordance with Section 5.6) shall be returned to Borrowers within three Business Days after all Events of Default have been waived; and
(d)    exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Agent at a place designated by Agent; (iii) subject to the terms of any Lien Wavier, as applicable, enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.
11.3.    License. For the purpose of enabling Agent, upon the occurrence and during the continuance of an Event of Default, to exercise the rights and remedies under Section 11.2 at such time as

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Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.
11.4.    Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) (other than tax, payroll, trust or employee benefit accounts) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.
11.5.    Remedies Cumulative; No Waiver.
11.5.1.    Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.
11.5.2.    Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.
SECTION 12.    AGENT
12.1.    Appointment, Authority and Duties of Agent.
12.1.1.    Appointment and Authority. Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing,

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Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone shall be authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.
12.1.2.    Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.
12.1.3.    Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.
12.1.4.    Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes such action. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.
12.2.    Agreements Regarding Collateral and Borrower Materials.
12.2.1.    Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien on any Collateral (a) upon Full Payment; (b) that is the subject of a disposition or Lien that Parent certifies in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders. Secured

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Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority under this Agreement. Secured Parties hereby authorize Agent to execute and deliver any instruments, documents and agreements necessary or desirable to evidence and confirm the release of any Collateral, or the subordination of the Lien encumbering any Collateral, pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.
12.2.2.    Possession of Collateral. Agent and Secured Parties appoint each Secured Party as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Secured Party obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.
12.2.3.    Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time, except such system failures or access issues that arise as a result of Agent’s gross negligence or willful misconduct. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.
12.3.    Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy, e-mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.
12.4.    Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral.
12.5.    Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such

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Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Dominion Account without Agent’s prior consent.
12.6.    Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.
12.7.    Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.
12.8.    Successor Agent and Co-Agents.
12.8.1.    Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Event of Default exists) Borrowers. If no successor is appointed by the effective date of Agent’s resignation, then on such date, Agent may appoint a successor acceptable to it in its discretion (which shall be a Lender unless no Lender accepts the role) or, in the absence of such appointment, Required

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Lenders shall automatically assume all rights and duties of Agent. The successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. The retiring Agent shall be discharged from its duties hereunder on the effective date of its resignation, but shall continue to have all rights and protections available to Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Agent or holding any Collateral on behalf of Secured Parties, including the indemnification set forth in Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor. If the Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower Agent and Agent, remove such Agent and appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Event of Default exists) Borrowers. If no such successor shall have been so appointed pursuant to the foregoing sentence and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date and the Required Lenders shall automatically assume all rights and duties of Agent.
12.8.2.    Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.
12.9.    Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.
12.10.    Remittance of Payments and Collections.
12.10.1.    Remittances Generally. Payments by any Secured Party to Agent shall be made by the time and date provided herein, in immediately available funds. If no time for payment is specified or if payment is due on demand and request for payment is made by Agent by 1:00 p.m. on a Business Day, then payment shall be made by the Secured Party by 3:00 p.m. on such day, and if request is made after 1:00

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p.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.
12.10.2.    Failure to Pay. If any Secured Party fails to deliver when due any amount payable by it to Agent hereunder, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate Revolver Loans. In no event shall Borrowers be entitled to credit for any interest paid by a Secured Party to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2.
12.10.3.    Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If Agent is required to return any amounts applied by it to Obligations held by a Secured Party, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.
12.11.    Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.
12.12.    Titles. Each Lender, other than Bank of America, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.
12.13.    Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.6, 14.3.3 and 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.
12.14.    No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

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SECTION 13.    BENEFIT OF AGREEMENT; ASSIGNMENTS
13.1.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.
13.2.    Participations.
13.2.1.    Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Obligors shall be determined as if it had not sold such participating interests, and Obligors and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing. A Participant shall be entitled to the benefits of Sections 3.3 and 3.7.
13.2.2.    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantially all Collateral (other than as expressly contemplated herein).
13.2.3.    Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under United States Treasury Regulation Section 5f.103-1(c), proposed United States Treasury Regulation Section 1.163-5 or any applicable temporary, final or other successor regulations.
13.2.4.    Benefit of Setoff. Each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

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13.3.    Assignments.
13.3.1.    Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless (i) such partial assignment is to a Lender, Affiliate of a Lender or Approved Fund or (ii) otherwise agreed by Borrower Agent and Agent in their discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.
13.3.2.    Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.
13.3.3.    Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner satisfactory to Agent, including payment by the Defaulting Lender or Eligible Assignee of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion) to satisfy all funding and payment liabilities of the Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.
13.3.4.    Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.
13.4.    Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders or Supermajority

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Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon 10 days notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.
SECTION 14.    MISCELLANEOUS
14.1.    Consents, Amendments and Waivers.
14.1.1.    Amendment. ~~No~~Subject to Section 3.6(c), no modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that
(a)    without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;
(b)    without the prior written consent of Issuing Bank, no modification shall alter Section 2.3 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of Issuing Bank;
(c)    without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (other than a waiver of default interest or of any Default or Event of Default each of which shall only require Required Lender consent and except as provided in Section 4.2); (iii) extend the Revolver Termination Date applicable to such Lender’s Obligations; or (iv) amend this clause (c);
(d)    without the prior written consent of Supermajority Lenders, no modification shall amend the definition of Borrowing Base, Accounts Formula Amount or Inventory Formula Amount (or any defined term used in such definitions) if the effect of such amendment is to increase borrowing availability;
(e)    without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.6.2 or 14.1.1; (ii) amend the definitions of Pro Rata, Required Lenders, or Supermajority Lenders; (iii) release all or substantially all Collateral except pursuant to transactions otherwise permitted by this Agreement; (v) except in connection with a merger, disposition or similar transaction expressly permitted by this Agreement, release any Obligor from liability for any Obligations or (vi) except in a transaction permitted by this Agreement, subordinate the Obligations of Obligors (other than in respect of debtor-in-possession financings provided under the Bankruptcy Code or similar debtor relief or debt adjustments laws of the United States or other applicable jurisdictions from time to time in effect).
(f)    without the prior written consent of a Secured Bank Product Provider, no modification shall affect its relative payment priority under Section 5.6.2.

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14.1.2.    Limitations. The agreement of Borrowers shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.
14.1.3.    Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.
14.1.4.    Technical Amendments. Notwithstanding anything to the contrary contained in Section 14.1, if Agent and Borrowers shall have jointly identified any error of a technical nature in any provision of the Loan Documents, then Agent and Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.
14.2.    Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that (i) is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence, bad faith or willful misconduct of such Indemnitee or a material breach by such Indemnitee of the Loan Documents or (ii) arises from any dispute solely among the Indemnitees and not from any act or omission of any Obligor or its Affiliates, other than Claims against any agent or arranger in their capacities as such. This Section 14.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
14.3.    Notices and Communications.
14.3.1.    Notice Address. Subject to Section 14.3.2, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

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14.3.2.    Electronic Communications. Electronic and telephonic communications (including e-mail, messaging, voice mail and websites) may be used only for routine communications, such as financial statements, Borrowing Base Reports and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution and delivery of executed signature pages, matters permitted under Section 4.1.4 and such other communications as agreed by Agent. Secured Parties make no assurance as to the privacy or security of electronic or telephonic communications. E-mail and voice mail shall not be effective notices under the Loan Documents.
14.3.3.    Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Obligors shall notify Agent of each posting of Borrower Materials to be provided by them, which notice may be communicated electronically in accordance with Section 14.3.2 and the Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform , except to the extent such errors, omissions or issues arise as a result of Agent’s gross negligence or willful misconduct. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Obligors, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system except to the extent such losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arise as a result of Agent’s gross negligence or willful misconduct.
14.3.4.    Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities.
14.3.5.    Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower.
14.4.    Performance of Obligors’ Obligations. Agent may, in its Permitted Discretion at any time and from time to time, at Obligors’ expense with, unless an Event of Default is continuing, five (5) days prior written notice to Borrowers (provided that Agent shall be limited to one (1) lead counsel for Agent and Lenders, one (1) additional local counsel in each applicable jurisdiction, and solely in the case of a conflict of interest, one (1) additional counsel to Agent and the affected Lenders), pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including

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any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Obligors, promptly following written demand therefor, with interest from the date incurred until the date of payment in full thereof, at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.
14.5.    Credit Inquiries. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.
14.6.    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
14.7.    Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.
14.8.    Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Agent may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by Agent, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.
14.9.    Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.
14.10.    Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.
14.11.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit

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facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligors and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.
14.12.    Confidentiality. Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower Agent. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.
14.13.    [Reserved].
14.14.    GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

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14.15.    Consent to Forum; Bail-In of EEA Financial Institutions.
14.15.1.    Forum. EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK, NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.
14.15.2.    Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
14.15.3.    Acknowledgement and Consent to Bail-In of ~~EEA Financial~~Affected Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that any liability arising under a Loan Document of any Secured Party that is an ~~EEA~~Affected Financial Institution, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority, and agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising under any Loan Documents which may be payable to it by any Secured Party that is an ~~EEA~~Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.
14.16.    Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Agent, Issuing Bank and each Lender hereby also waive) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation,

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appraisement and exemption laws; (f) any claim against Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
14.17.    Patriot Act Notice. Agent and Lenders hereby notify Obligors that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding any personal guarantor and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth. Obligors shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.
14.18.    NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
14.1.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall

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in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

QUINTANA ENERGY SERVICES INC.
QES MANAGEMENT LLC
QUINTANA ENERGY SERVICES LLC

By:
Name: Keefer M. Lehner
Title: Executive Vice President and Chief Financial Officer
Address: Quintana Energy Services Inc.
1415 Louisiana Street, Suite 2900
Houston, Texas 77002
Attn: Keefer M. Lehner
Telecopy:

QES DIRECTIONAL DRILLING, LLC
Q CONSOLIDATED OIL WELL SERVICES, LLC
CENTERLINE TRUCKING, LLC
CONSOLIDATED OWS MANAGEMENT, INC.
OKLAHOMA OILWELL CEMENTING COMPANY
Q DIRECTIONAL MGMT, INC.
QES PRESSURE CONTROL LLC
QES PRESSURE PUMPING LLC
QES WIRELINE LLC
TWISTER DRILLING TOOLS, LLC
CIS-OKLAHOMA, LLC
GREAT WHITE WELL CONTROL LLC

By:
Name: Keefer M. Lehner
Title: Vice President
Address: Quintana Energy Services Inc.
1415 Louisiana Street, Suite 2900
Houston, Texas 77002
Attn: Keefer M. Lehner
Telecopy:

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AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

By:
Name: Catherine T. Ngo
Title: Senior Vice President
Address: Bank of America, N.A.
901 Main Street, 11th Floor
Mail Code: TX1-492-11-23
Dallas, TX 75202-3714
Attn: Asset Based Portfolio Specialist - Quintana
Telecopy: 214-209-4766

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~~ZB, N.A.,~~Zions Bancorporation N.A., dba Amegy Bank as a Lender By: Name: Title: Address: ~~ZB,~~Zions Bancorporation N.A. 1717 West Loop South, 23rd Floor Houston, TX 77027 Attn: Telecopy:

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CITIBANK, N.A., as a Lender By: Name: Title: Address: Attn: Telecopy:

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BARCLAYS BANK PLC
as a Lender

By:
Name:
Title:
Address: Barclays Bank PLC
745 7th Avenue, 25th
New York, NY, 10019
Attn: Oksana Shtogrin, Bank Debt Management
Telecopy: 212-526-5115

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